                                                                   EXHIBIT 10.6









                               NET LEASE AGREEMENT
                                 (SINGLE TENANT)





                                 BY AND BETWEEN





                                   LASERSCOPE,
                            A CALIFORNIA CORPORATION
                                   ("TENANT")


                                       AND


                           REALTEC PROPERTIES I, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP
                                  ("LANDLORD")

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
1.      Summary of Lease Provisions...............................................1
        1.13      Summary Provisions in General...................................2

2.      Property Leased...........................................................2
        2.1       Premises........................................................2
        2.2       Improvements....................................................2
        2.3       Acceptance of Premises..........................................3

3.      Term......................................................................3
        3.1       Commencement Date...............................................3
        3.2       Delay of Commencement Date......................................4
        3.3       Early Occupancy.................................................4
        3.4       Tenant to Physically Occupy Premises............................4

4.      Rent......................................................................4
        4.1       Rent............................................................4
        4.2       Late Charge.....................................................5
        4.3       Additional Rent.................................................5

5.      Security Deposit..........................................................5

6.      Use of Premises...........................................................5
        6.1       Permitted Uses..................................................5
        6.2       Tenant to Comply with Legal Requirements........................5
        6.3       Prohibited Uses.................................................6
        6.4       Hazardous Materials............................................ 6

7.      Taxes.................................................................... 8
        7.1       Personal Property Taxes........................................ 8
        7.2       Other Taxes Payable Separately by Tenant....................... 8
        7.3       Common Taxes................................................... 8
                  (a)       Definition of Taxes.................................. 8
                  (b)       Operating Expense.................................... 9

8.      Insurance; Indemnity; Waiver............................................. 9
        8.1       Insurance by Landlord.......................................... 9
                  (a)       Property Insurance................................... 9
                  (b)       Liability Insurance................................. 10
                  (c)       Other............................................... 10
        8.2       Insurance by Tenant........................................... 10
                  (a)       Personal Property Insurance......................... 10
                  (b)       Liability Insurance................................. 10
                  (c)       Other............................................... 10
                  (d)       Form of the Policies................................ 10
        8.3       Failure by Tenant to Obtain Insurance......................... 11
        8.4       Indemnification............................................... 11

Laserscope
June 20, 2000

        8.5       Claims by Tenant.............................................. 11
        8.6       Mutual Waiver of Subrogation.................................. 11

9.      Utilities............................................................... 11

10.     Repairs and Maintenance................................................. 12
        10.1      Landlord's Responsibilities................................... 12
        10.2      Tenant's Responsibilities..................................... 12

11.     Common Area............................................................. 12
        11.1      In General.................................................... 12
        11.2      Maintenance by Landlord....................................... 13

12.     Operating Expenses...................................................... 13
        12.1      Definition.................................................... 13
        12.2      Payment of Operating Expenses by Tenant....................... 14
        12.3      Exclusions From Common Area Charges. ......................... 14
                  (a)       Losses Caused by Others and Construction Defects.... 14
                  (b)       Condemnation Costs.................................. 14
                  (c)       Reimbursable Expenses............................... 14
                  (d)       Reserves............................................ 15
                  (e)       Mortgages........................................... 15
                  (f)       Hazardous Materials................................. 15
                  (g)       Management.......................................... 15
                  (h)       Capital Improvements Required by Law................ 15

13.     Alterations and Improvements............................................ 15
        13.1      In General.................................................... 15
        13.2      Removal Upon Lease Termination................................ 16
        13.3      Landlord's Improvements....................................... 16

14.     Default and Remedies.................................................... 16
        14.1             Events of Default...................................... 16
        14.2      Remedies...................................................... 17
                  14.2.1    Termination......................................... 17
                  14.2.2    Continuance of Lease................................ 18

15.     Damage or Destruction................................................... 18
        15.1      Definition of Terms........................................... 18
        15.2      Insured Casualty.............................................. 18
                  15.2.1    Rebuilding Required................................. 18
                  15.2.2    Landlord's Election................................. 18
                  15.2.3    Continuance of Lease................................ 18
        15.3      Uninsured Casualty............................................ 18
                  15.3.1    Landlord's Election................................. 18
                  15.3.2    Tenant's Ability to Continue Lease.................. 19


        15.4      Tenant's Election............................................. 19
        15.5      Damage or Destruction Near End of Lease Term.................. 19
        15.6      Termination of Lease.......................................... 19
        15.7      Abatement of Rentals.......................................... 20
        15.8      Liability for Personal Property............................... 20
        15.9      Waiver of Civil Code Remedies................................. 20

16.     Condemnation............................................................ 20
        16.1      Definition of Terms............................................20
        16.2      Rights........................................................ 20
        16.3      Total Taking.................................................. 20
        16.4      Partial Taking................................................ 20

17.     Liens................................................................... 21
        17.1      Premises to Be Free of Liens.................................. 21
        17.2      Notice of Lien; Bond.......................................... 21

18.     Landlord's Right of Access to Premises.................................. 21

19.     Landlord's Right to Perform Tenant's Covenants.......................... 22

20.     Lender Requirements..................................................... 22
        20.1      Subordination................................................. 22
        20.2      Subordination Agreements...................................... 22
        20.3      Approval by Lenders........................................... 22
        20.4      Attornment.................................................... 22
        20.5      Estoppel Certificates and Financial Statements................ 22
                  (a)       Delivery by Tenant.................................. 22
                  (b)       Nondelivery by Tenant............................... 23

21.     Holding Over............................................................ 23

22.     Notices................................................................. 23

23.     Attorneys' Fees......................................................... 24

24.     Assignment, Subletting and Hypothecation................................ 24
        24.1      In General.................................................... 24
        24.2      Voluntary Assignment and Subletting........................... 24
                  (a)       Notice to Landlord.................................. 24
                  (b)       Offer to Terminate.................................. 24
                  (c)       Landlord's Consent.................................. 24
                  (d)       Assumption of Obligations........................... 25
        24.3      Collection of Rent.............................................25
        24.4      Corporations and Partnerships................................. 25
        24.5      Reasonable Provisions......................................... 26


        24.6      Attorneys' Fees............................................... 26
        24.7      Involuntary Transfer.......................................... 26
        24.8      Hypothecation................................................. 26
        24.9      Binding on Successors......................................... 26

25.     Successors.............................................................. 27

26.     Landlord Default; Mortgagee Protection.................................. 27

27.     Exhibits................................................................ 27

28.     Surrender of Lease Not Merger........................................... 27

29.     Waiver.................................................................. 27

30.     General................................................................. 27
        30.1      Captions and Headings......................................... 27
        30.2      Definitions................................................... 27
                  (a)       Landlord............................................ 27
                  (b)       Agents...............................................28
                  (c)       Interpretation of Terms............................. 28
        30.3      Copies........................................................ 28
        30.4      Time of Essence............................................... 28
        30.5      Severability.................................................. 28
        30.6      Governing Law................................................. 28
        30.7      Joint and Several Liability................................... 28
        30.8      Construction of Lease Provisions.............................. 28
        30.9      Tenant's Financial Statements................................. 28
        30.10     Withholding of Landlord's Consent............................. 28

31.     Signs................................................................... 29

32.     Landlord as Party Defendant............................................. 29

33.     Landlord Not a Trustee.................................................. 29

34.     Interest................................................................ 29

35.     Surrender of Premises................................................... 29

36.     Labor Disputes.......................................................... 30

37.     No Partnership or Joint Venture......................................... 30

38.     Entire Agreement........................................................ 30

39.     Submission of Lease..................................................... 30

40.     Quiet Enjoyment......................................................... 30

41.     Authority............................................................... 30

42.     Addendum................................................................ 31

43.     Option to Extend Lease Term............................................. 32

44.     Rent During the Extended Term........................................... 32

45.     Letter of Credit........................................................ 33

46.     Amortized Rental Loss................................................... 34

                               NET LEASE AGREEMENT
                                 (SINGLE TENANT)

For and in consideration of the rentals, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Net Lease Agreement, including Landlord's right to recover the Premises pursuant to Paragraph 24 below ("Lease"):




     1. Summary of Lease Provisions

        1.1  Tenant: LASERSCOPE, A CALIFORNIA CORPORATION ("Tenant").

        1.2 Landlord: REALTEC PROPERTIES, I, L.P., A CALIFORNIA LIMITED PARTNERSHIP ("Landlord").

        1.3  Date of Lease, for reference purposes only: JUNE 20, 2000

        1.4 Premises: That certain building located in the City of SAN JOSE, County of SANTA CLARA, State of California, shown cross-hatched on the site plan attached hereto as Exhibit A, and commonly referred to as 3070 ORCHARD DRIVE, SAN JOSE, CA.

        1.5  Term: FIVE (5) YEARS (Paragraph 3)

        1.6 Commencement Date: SEPTEMBER 16, 2000 , subject to the provisions of Paragraph 3 below. (Paragraph 3)

        1.7 Ending Date: SEPTEMBER 15, 2005, unless sooner terminated pursuant to the terms of this Lease. (Paragraph 3)

        1.8  Rent:

                        MONTHS 01 TO 12              $85,305.00 PER MONTH
                        MONTHS 13 TO 24              $88,717.00 PER MONTH
                        MONTHS 25 TO 36              $92,266.00 PER MONTH
                        MONTHS 37 TO 48              $95,957.00 PER MONTH
                        MONTHS 49 TO 60              $99,795.00 PER MONTH
             (Paragraph 4) THE RENT MAY BE ADJUSTED PURSUANT TO PARAGRAPH 46 OF THE LEASE ADDENDUM.

             Receipt of the first month's Rent is hereby acknowledged by Landlord.

        1.9 Use of Premises: GENERAL OFFICE USE, MANUFACTURING, STORAGE, RESEARCH AND DEVELOPMENT, AND OTHER LEGAL RELATED USES. (Paragraph
             6)

        1.10 Security Deposit: ONE MILLION NINETY-TWO THOUSAND DOLLARS ($1,092,000.00) OF WHICH ONE MILLION DOLLARS ($1,000,000) MAY BE IN THE FORM OF A LETTER OF CREDIT AS OUTLINED IN PARAGRAPH 44. THE BALANCE OF NINETY-TWO THOUSAND DOLLARS ($92,000) SHALL BE IN CASH. REALTEC CURRENTLY HOLDS SECURITY DEPOSITS IN THE SUM OF FIFTY-THREE

             THOUSAND NINE HUNDRED THIRTY DOLLARS ($53,930) WHICH WILL APPLY TO THE CASH BALANCE OWED.

             (Paragraph 5)
        1.11 Addresses for Notices:

             To Landlord:        REALTEC PROPERTIES I, L.P.
                                 3880 SOUTH BASCOM AVENUE, SUITE 210
                                 SAN JOSE, CA 95124

             To Tenant:          To the Premises, with a courtesy copy to:

                                 LASERSCOPE
                                 3070 ORCHARD DRIVE
                                 SAN JOSE, CA     95134

        1.12 Nonexclusive Right to Use No More Than: ONE HUNDRED THIRTEEN (113) parking spaces within the Common Area. (Paragraph 2.1)

        1.13 Summary Provisions in General. Parenthetical references in this Paragraph 1 to other paragraphs in this Lease are for convenience of reference, and designate some of the other Lease paragraphs where applicable provisions are set forth. All of the terms and conditions of each such referenced paragraph shall be construed to be incorporated within and made a part of each of the above referring Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

     2. Property Leased

        2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions herein set forth, that certain building ("Premises") referred to in Paragraph 1.4 above, shown cross-hatched on the site plan attached hereto as Exhibit A. In addition, Tenant shall have the following rights with respect to the real property more particularly described in the legal description attached as Exhibit B hereto (if applicable) and outlined in red on Exhibit A ("Common Area"): (i) the non exclusive right to use no more than the number of parking spaces set forth in Paragraph 1.12 above, as shown on Exhibit A, the location of which may be redesignated from time to time by Landlord; (ii) the nonexclusive right to use any other parking spaces within the Common Area not allocated for the exclusive use of another tenant of Landlord; and (iii) such other rights as are necessary and convenient to Tenant's possession of the Premises or performance of Tenant's obligations under this Lease. (Notwithstanding the number of parking spaces designated for Tenant's exclusive use, in the event by reason of any rule, regulation, order, law, statute, ordinance or other requirement of any governmental or quasi-governmental authority now or hereafter in effect (collectively, "Laws") relating to or affecting parking on the Common Area, or any other cause beyond Landlord's reasonable control, Landlord is required to reduce the number of parking spaces on the Common Area, Landlord shall have the right to proportionately reduce the number of parking spaces designated herein for Tenant's exclusive use.) In addition, Landlord grants to Tenant a non-exclusive easement for vehicular ingress and egress in and over the paved roadways in the Common Area and pedestrian ingress and egress in and over the Common Area.

     Landlord reserves the right to grant to tenants of the buildings or improvements which now exist or may hereafter be constructed upon the Common Area or upon real property owned by Landlord adjacent to the Common Area, and to the agents, employees, servants, invitees, contractors, guests, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or to any other user authorized by Landlord, the non-exclusive right to use the Common Area for pedestrian and vehicular ingress and egress and vehicular parking and the exclusive right to use parking spaces on the Common Area (excluding only that portion of the Common Area designated herein for Tenant's exclusive use for vehicular parking).

        2.2 Improvements. The improvements to be constructed by Landlord for Tenant's use in the Premises are set forth in detail on the attached Exhibit C. The work described in Exhibit C includes any additional improvements to the Premises and/or the Common Area that may be required pursuant to Title 24 and Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. section 12101 et. seq., and the regulations promulgated thereunder (the "ADA") by reason of the construction of the improvements in the Premises.

     In the event of changes to any of the work set forth in Exhibit C (whether such changes are required by any public agency, or by reason of any error or omission in plans because of information provided to Landlord by Tenant, or because requested in writing by Tenant and accepted in writing by Landlord), Tenant shall pay to Landlord Landlord's costs related to such changes before work in regard to such changes is commenced; provided, however, in no event shall Landlord's failure to demand such payment before commencement of work in regard to such changes, or Tenant's failure to pay for the same before commencement of work in regard to such changes be deemed to be a waiver of Landlord's right to require or enforce collection of such payment for changes at any time thereafter. Landlord's costs related to the changes shall include, without limitation, all architectural, contractor, and engineering expenses, and the cost of all building and other permits and inspection fees. Tenant acknowledges that Landlord or a person or entity related to Landlord and/or controlled by Landlord may serve as Landlord's architect, engineer and/or contractor in regard to the above-described work and in the event of any changes, Landlord's costs shall be deemed to include architect, engineering and/or contractor expenses at the rates charged to third parties by Landlord and/or such related person or entity for such services, unless otherwise expressly provided in this Lease.

     Since any construction work on the Premises by Tenant prior to substantial completion of the work required of Landlord pursuant to this Paragraph 2.2 may interfere with the work required of Landlord or with Landlord's ability to obtain a certificate of occupancy (or equivalent) therefor, any such work by Tenant shall be subject to the provisions of Paragraph 13.1 hereof, and Landlord may in its reasonable discretion withhold its consent to any such work by Tenant.

        2.3 Acceptance of Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date Tenant takes possession of the Premises, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and the reasonable rules and regulations from time to time promulgated by Landlord (and non-discriminatorily applied) governing the use of the Premises and Common Area, and further, to have accepted tenant improvements to be constructed by Landlord (if any) as being completed in accordance with the plans and specifications for such improvements, subject only to completion of items on Landlord's punch list. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, the condition of the Premises, or the use or occupancy which may be made thereof and Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant's intended use and that the Premises meets all governmental requirements for such intended use. In addition, except for such improvements as may be included in Exhibit C, Landlord makes no representation or warranty as to the compliance of the Premises or the Common Area with the requirements of the ADA.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's acceptance of the Premises or submission of a "punchlist" shall not be deemed a waiver of Tenant's right to have defects in the improvements constructed by Landlord pursuant to Paragraph 2.2 or in the Premises repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair the defect as soon as practicable. Landlord also hereby assigns to Tenant all warranties with respect to the Premises, including warranties that would reduce Tenant's maintenance obligations under this Lease, and shall cooperate with Tenant to enforce such warranties. Finally, notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date, the roof (including roof screens and membrane), plumbing, electrical (including all outlets), heating and air conditioning systems in the Premises shall be in good working order and repair. Tenant and Landlord acknowledge that Tenant is in possession of the space under a prior written lease agreement which has been terminated between Landlord and Tenant.

        3. Term

     3.1 Commencement Date. The term of this Lease ("Lease Term") shall be for the period specified in Paragraph 1.5 above, commencing on the date set forth in Paragraph 1.6 ("Commencement Date"); provided, however, in the event any improvements to be constructed by Landlord, as set forth on Exhibit C, are not completed by the aforesaid Commencement Date or are completed prior to such Commencement Date, then the Commencement Date shall be deemed to be the date on which the improvements to be constructed by Landlord are substantially completed. Such improvements shall be deemed to be substantially completed upon the occurrence of the earlier of the following:

         (a) The date on which all improvements to be constructed by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and the appropriate governmental approvals for occupancy of the Premises have been issued; or

         (b) The date on which all improvements to be constructed by Landlord would have been substantially completed except for such work as Landlord is required to perform but which is delayed because of any of the following (each, a "Tenant Delay"): (i) fault or neglect of Tenant, acts of Tenant or Tenant's agents (including without limitation delays caused by work done on the Premises by Tenant or Tenant's agents or by acts of Tenant's contractors or subcontractors); (ii) delays caused by change orders requested by Tenant or required because of any errors or omissions in plans submitted by Tenant; and
(iii) such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do; or

         (c) The date Tenant opens for business in the Premises.

     If the improvements to be constructed by Landlord are deemed to be substantially completed pursuant to Paragraph 3.1(b) above, Tenant acknowledges that the Commencement Date shall occur, and therefore Tenant's obligation to pay Rentals shall commence, earlier than the date of actual completion of such improvements. The improvements to be constructed by Landlord shall be deemed to be substantially completed one day earlier than the date of actual completion for each day that actual completion is delayed by reason of a Tenant Delay.

     If the Commencement Date is a date other than the date set forth in Paragraph 1.6, then the Ending Date set forth in Paragraph 1.7, the rental adjustment dates set forth in Paragraph 1.8 and any other certain dates specified herein shall be adjusted accordingly. When the Commencement Date, Ending Date, rental adjustment dates, and such other dates become ascertainable, Landlord and Tenant shall specify the same in writing, in the form of the attached Exhibit D, which writing shall be deemed incorporated herein. Tenant's failure to execute and deliver the letter attached hereto as Exhibit D within thirty (30) days after Tenant receives written request from Landlord to do so (subject to any legitimate disagreement by Tenant with the terms thereof, which both parties shall use reasonable efforts to resolve) shall be a Default by Tenant hereunder. The expiration of the Lease Term or sooner termination of this Lease is referred to herein as the "Lease Termination".

        3.2 Delay of Commencement Date. Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord's failure for whatever cause to deliver possession of the Premises by any particular date (including the Commencement Date), nor shall this Lease be void or voidable on account of such failure to deliver possession of the Premises; provided that if Landlord does not deliver possession of the Premises to Tenant by the date which is ninety
(90) days from the date this Lease is executed by both parties, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within five (5) days thereafter, and Landlord and Tenant shall be relieved of their respective obligations hereunder; provided further that said ninety (90) day period shall be extended by the number of days work on the Premises is delayed due to fault or neglect of Tenant, acts of Tenant or Tenant's agents, or due to acts of God, labor disputes, strikes, fires, rainy or stormy weather, acts or failures to act of public agencies, inability to obtain labor or materials, earthquake, war, insurrection, riots and other causes beyond Landlord's reasonable control, excluding, however, delays caused solely by Landlord, its agents, employees, contractors or invitees.

     4. Rent

        4.1 Rent. Tenant shall pay to Landlord as rent for the Premises ("Rent"), in advance, on the first day of each calendar month, commencing on the date specified in Paragraph 1.6 and continuing throughout the

Lease Term the Rent set forth in Paragraph 1.8 above. Rent shall be prorated, based on thirty (30) days per month, for any partial month during the Lease Term. Rent shall be payable without deduction, offset, prior notice or demand in lawful money of the United States to Landlord at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing. The Rent may be adjusted pursuant to Paragraph 46 of the Lease Addendum.

        4.2 Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, Tenant shall pay to Landlord, as Additional Rent (as defined in Paragraph 4.3 below), without the necessity of prior notice or demand, a late charge equal to ten percent (10%) of any installment of Rent which is not received by Landlord within ten (10) days after the due date for such installment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such installment of Rent when due, including without limitation the right to terminate this Lease. In the event any installment of Rent is not received by Landlord by the thirtieth (30th) day after the due date for such installment, such installment shall bear interest at the annual rate set forth in Paragraph 34 below, commencing on the thirty-first (31st) day after the due date for such installment and continuing until such installment is paid in full.

        4.3 Additional Rent. All taxes, charges, costs and expenses and other sums which Tenant is required to pay hereunder (together with all interest and charges that may accrue thereon in the event of Tenant's failure to pay the same), and all damages, costs and reasonable expenses which Landlord may incur by reason of any Default by Tenant shall be deemed to be additional rent hereunder ("Additional Rent"). Additional Rent shall accrue commencing on the Commencement Date. In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Rent. The term "Rentals" as used in this Lease shall mean Rent and Additional Rent.

     5. Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit ("Security Deposit") in the amount set forth in Paragraph 1.10 above. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of each and every term, covenant and condition of this Lease applicable to Tenant, and not as prepayment of Rent. If Tenant shall at any time fail to keep or perform any term, covenant or condition of this Lease applicable to Tenant, including, without limitation, the payment of Rentals or those provisions requiring Tenant to repair damage to the Premises caused by Tenant or to surrender the Premises in the condition required pursuant to Paragraph 35 below, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit reasonably necessary for the payment of any amount which Landlord may spend by reason of Tenant's default or as necessary to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. In the event Landlord uses or applies any portion of the Security Deposit, Tenant shall, within five (5) business days after written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. Failure by Tenant to so remit funds shall be a Default by Tenant. Should Tenant comply with all of the terms, covenants and conditions of this Lease applicable to Tenant, the balance of the Security Deposit shall be returned to Tenant within fourteen (14) days after Lease Termination and surrender of the Premises by Tenant; provided, however, if any portion of the Security Deposit is to be applied to repair damages to the Premises caused by Tenant or Tenant's agents, to clean the Premises, or to remove alterations and restore the Premises pursuant to Paragraph 13.2 below, then the balance of the Security Deposit shall be returned to Tenant no later than thirty (30) days after the date Landlord receives possession of the Premises.

     6. Use of Premises.

        6.1 Permitted Uses. Tenant shall use the Premises and the Common Area only in conformance with applicable Laws for the purposes set forth in Paragraph
1.9 above, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that such other use is in conformance with applicable Laws. Any change in use of the Premises or the Common Area without the prior written consent of Landlord shall be a Default by Tenant. Tenant and Tenant's agents shall comply with the provisions of any Declaration of Covenants, Conditions, and Restrictions affecting the Premises and the Common Area.

        6.2 Tenant to Comply with Legal Requirements. Tenant shall, at its sole cost, promptly comply with all Laws relating to or affecting Tenant's particular use or occupancy of the Premises or the Common Area, now in force, or which may hereafter be in force, including without limitation those relating to utility usage and load or number of permissible occupants or users of the Premises, whether or not the same are now contemplated by the parties; with the provisions of all recorded documents affecting the Premises or the Common Area insofar as the same relate to or affect Tenant's particular use or occupancy of the Premises or use of the Common Area; and with the requirements of any board of fire underwriters (or similar body now or hereafter constituted) relating to or affecting Tenant's particular use or occupancy of the Premises or use of the Common Area. Tenant's obligations pursuant to this Paragraph 6.2 shall include, without limitation, maintaining or restoring the Premises and the Common Area and making structural and non-structural alterations and additions in compliance and conformity with all Laws and recorded documents (including, without limitation, alterations or additions to the Premises and/or Common Area that are required pursuant to the ADA), each relating to Tenant's particular use or occupancy of the Premises during the Lease Term or alterations made to the Premises by Tenant. Any alterations or additions undertaken by Tenant pursuant to this Paragraph 6.2 shall be subject to the requirements of Paragraph 13.1 below. At Landlord's option, Landlord may make the required alteration, addition or change upon prior notification to Tenant, and Tenant shall pay the cost thereof as Additional Rent. The foregoing notwithstanding, Landlord shall make any alteration or addition required to bring the Premises or the Common Area into compliance with legal requirements in effect at the time the Premises, any improvements installed therein by Landlord, or the Common Area, respectively, were originally constructed. The cost of any structural alterations as may be hereafter required due to a change in laws and unrelated to Tenant's specific use of the Premises shall be the responsibility of Landlord.

     Tenant shall obtain prior to taking possession of the Premises any permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, regardless of whether Landlord is a party thereto or not, that Tenant has violated such Law or recorded document relating to Tenant's particular use or occupancy of the Premises or use of the Common Area shall be conclusive of the fact of such violation by Tenant.

        6.3 Prohibited Uses. Tenant and Tenant's agents shall not commit or suffer to be committed any waste upon the Premises. Tenant and Tenant's agents shall not do or permit anything to be done in or about the Premises or Common Area which will in any way obstruct or interfere with the rights of any authorized users of the Common Area or occupants of neighboring property, or injure or annoy them. Tenant shall not conduct or permit any auction or sale open to the public to be held or conducted on or about the Premises or Common Area. Tenant and Tenant's agents shall not use or allow the Premises to be used for any unlawful, immoral or hazardous purpose or any purpose not permitted by this Lease, nor shall Tenant or Tenant's agents cause, maintain, or permit any nuisance in, on or about the Premises. Tenant and Tenant's agents shall not do or permit anything to be done in or about the Premises or Common Area nor bring or keep anything in the Premises or Common Area which will in any way increase the rate of any insurance upon the Premises or Common Area or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering the Premises or Common Area or any part thereof or any of its contents, nor shall Tenant or Tenant's agents keep, use or sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon the Premises or Common Area or any part thereof or any of its contents is increased because of Tenant's particular use of the Premises or that of Tenant's agents, Tenant shall pay, as Additional Rent, the full cost of such increase; provided however this provision shall in no event be deemed to constitute a waiver of Landlord's right to declare a default hereunder by reason of the act or conduct of Tenant or Tenant's agents causing such increase or of any other rights or remedies of Landlord in connection therewith. Tenant and Tenant's agents shall not place any loads upon the floor, walls or ceiling of the Premises which would endanger the Premises or the structural elements thereof, nor place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or Common Area except in enclosed trash containers designated for that purpose by Landlord. No materials, supplies, equipment, finished products (or semi-finished products), raw materials, or other articles of any nature shall be stored upon, or be permitted to remain on, any portion of the Common Area.

        6.4 Hazardous Materials. Neither Tenant nor Tenant's agents shall permit the introduction, placement, use, storage, manufacture, transportation, release or disposition (collectively "Release") of any Hazardous Material(s) (defined below) on or about any portion of the Premises or Common Area without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Notwithstanding the immediately preceding sentence to the contrary, Tenant may use de minimis quantities of the types of materials which are technically classified as Hazardous Materials but commonly used in domestic or office use to the extent not in an amount, which, either individually or cumulatively, would be a "reportable quantity" under any applicable Law. Furthermore, Tenant may use those hazardous materials attached in Exhibit G which are necessary in Tenant's business operations in accordance with all legal and governmental regulations and guidelines. Tenant covenants that, at its sole cost and expense, Tenant will comply with all applicable Laws with respect to the Release by Tenant, its agents, employees, contractors or invitees of such permitted Hazardous Materials. Any Release beyond the scope allowed in this paragraph shall be subject to Landlord's prior consent, which may be withheld in Landlord's sole and absolute discretion, and shall require an amendment to the Lease in the event Landlord does consent which shall set forth the materials, scope of use, indemnification and any other matter required by Landlord in Landlord's sole and absolute discretion. Tenant shall indemnify, defend and hold Landlord and Landlord's agents harmless from and against any and all claims, losses, damages, liabilities, or expenses arising in connection with the Release of Hazardous Materials in violation of Hazardous Materials Laws by Tenant, Tenant's agents or any other person using the Premises with Tenant's knowledge and consent or authorization. Tenant's obligation to defend, hold harmless and indemnify pursuant to this Paragraph 6.4 shall survive Lease Termination.

     The foregoing indemnity shall not apply to, and Tenant shall not be responsible for, the presence of Hazardous Materials on, under, or about the Premises or Common Area to the extent caused by any third parties or by Landlord or Landlord's employees, agents, contractors or invitees.

     Notwithstanding anything to the contrary contained in this Lease, Landlord hereby represents and warrants to Tenant that, to the best of Landlord's knowledge, (i) the Premises and the Common Area are in compliance with all laws regarding Hazardous Materials ("Hazardous Materials Laws"); (ii) no asbestos-containing materials exist in or on the Premises or the Common Area; and (iii) any handling, transportation, storage or use of Hazardous Materials that occurred in the Premises or the Common Area prior to the Commencement Date is now in compliance with all Hazardous Materials Laws. Landlord further represents and warrants that, to the best of Landlord's knowledge, no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, concerning the actual or alleged presence of Hazardous Materials on or about the Premises or the Common Area, nor has Landlord received any notice of any violation, or alleged violation, of any Hazardous Materials Laws, pending claims or pending investigations with respect to the presence of Hazardous Materials on or about the Premises or the Common Area. Landlord's representations and warranties set forth in this paragraph shall survive termination of this Lease.

     As used in this Lease, the term "Hazardous Materials" means any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including without limitation, those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as "hazardous wastes" in section 25117 of the California Health & Safety Code, or as "hazardous substances" in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

     Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect, investigate, sample and/or monitor the Premises and Common Area, including any soil, water, groundwater, or other sampling, to the extent reasonably necessary to determine whether Tenant is complying with the terms of this Lease with respect to Hazardous Materials. Unless a previous inspection has disclosed a violation by Tenant of the covenants contained in this Paragraph 6.4, such inspections, investigations, sampling and/or monitoring shall be performed not more often than semi-annually. In connection therewith, Tenant shall provide Landlord with reasonable access to all portions of the Premises; provided, however, that Landlord shall avoid any unreasonable interference with the operation of Tenant's business on the Premises. All costs incurred by Landlord in performing such inspections, investigation, sampling and/or monitoring shall be reimbursed by Tenant to Landlord as Additional Rent within ten (10) days after Landlord's demand for payment.

     7. Taxes

        7.1 Personal Property Taxes. Tenant shall cause Tenant's trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliances and other personal property installed or located on the Premises (collectively the "personal property") to be assessed and billed separately from the Premises. Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant's personal property. If any of Tenant's personal property shall be assessed with the real property comprising the Common Area or with the Premises, Tenant shall pay to Landlord, as Additional Rent, the amounts attributable to Tenant's personal property within thirty (30) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant's personal property. Tenant shall comply with the provisions of any Law which requires Tenant to file a report of Tenant's personal property located on the Premises.

        7.2 Other Taxes Payable Separately by Tenant. Tenant shall pay (or reimburse Landlord, as Additional Rent, if Landlord is assessed), prior to delinquency or within thirty (30) days after receipt of Landlord's statement thereof, any and all taxes, levies, assessments or surcharges payable by Landlord or Tenant and relating to this Lease or the Premises (other than Landlord's net income, succession, transfer, gift, franchise, estate or inheritance taxes, and Taxes, as that term is defined in Paragraph 7.3(a) below, payable as an Operating Expense), whether or not now customary or within the contemplation of the parties hereto, whether or not now in force or which may hereafter become effective, including but not limited to taxes:

            (a) Upon, allocable to, or measured by the area of the Premises or the Rentals payable hereunder, including without limitation any gross rental receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals;

            (b) Upon or with respect to the use, possession, occupancy, leasing, operation and management of the Premises or any portion thereof;

            (c) Upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

            (d) Imposed as a means of controlling or abating environmental pollution or the use of energy or any natural resource (including without limitation gas, electricity or water), including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees or charges levied, assessed or imposed upon Tenant's business operations conducted at the Premises.

     In the event any such taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

        7.3 Common Taxes.

            (a) Definition of Taxes. The term "Taxes" as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above) all real estate taxes and general and special assessments (including, but not limited to, assessments for public improvements or benefit); personal property taxes; taxes based on vehicles utilizing parking areas on the Common Area; taxes computed or based on rental income or on the square footage of the Premises (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); environmental surcharges; excise taxes; gross rental receipts taxes; sales and/or use taxes; employee taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever; regardless of whether any of the foregoing are now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing and which during the Lease Term are laid, levied, assessed or imposed upon Landlord and/or become a lien upon or chargeable against the Premises and/or Common Area under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever. The term "environmental surcharges" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy or any natural resource in regard to the use, operation or occupancy of the Premises and/or the Common Area. The term "Taxes" shall include (to the extent the same are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above), without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises and/or Common Area or in lieu of or equivalent to any Taxes set forth in this Paragraph 7.3(a). In the event any such Taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such Taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such Tax upon Landlord as would have been payable to Landlord prior to the imposition of any such Tax.

     Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay any portion of any tax or assessment (i) in excess of the amount which would be payable if the tax or assessment were paid in installments over the longest possible term; or (ii) imposed on land and improvements other than the Common Area. If Tenant shall so elect, upon prior written notice to Landlord, Tenant shall have the right to audit any Taxes at its sole cost and expense.

            (b) Operating Expenses. All Taxes which are levied or assessed or which become a lien upon the Premises and/or Common Area or which become due or accrue during the Lease Term shall be an Operating Expense, and Tenant shall pay as Additional Rent each month during the Lease Term 1/12th of such Taxes, based on Landlord's estimate thereof, pursuant to Paragraph 12 below. Taxes during any partial tax fiscal year(s) within the Lease Term shall be prorated according to the ratio which the number of days during the Lease Term or of actual occupancy of the Premises by Tenant, whichever is greater, during such year bears to 365.

     8. Insurance; Indemnity; Waiver.

        8.1 Insurance by Landlord. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be an Operating Expense, payable by Tenant pursuant to Paragraph 12 below:

            (a) Property Insurance. "All risk" property insurance, including, without limitation, boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; full coverage plate glass insurance; and demolition, increased cost of construction and contingent liability from change in building laws on the Premises and Common Area, including any improvements or fixtures constructed or installed on the Premises and Common Area by Landlord. Such insurance shall be in the full amount of the replacement cost of the foregoing, with reasonable deductible amounts, which deductible amounts shall be an Operating Expense, payable by Tenant pursuant to Paragraph 12. Such insurance shall also include rental income insurance, insuring that one hundred percent (100%) of the Rentals (as the same may be adjusted hereunder) will be paid to Landlord for a period of up to twelve (12) months if the Premises are destroyed or damaged, or such longer period as may be required by any beneficiary of a deed of trust or any mortgagee of any mortgage affecting the Premises. Such insurance shall not cover any leasehold improvements installed in the Premises by Tenant at its expense, or Tenant's equipment, trade fixtures inventory, fixtures or personal property located on or in the Premises;

            (b) Liability Insurance. Comprehensive general liability (lessor's risk) insurance against any and all claims for personal injury, death or property damage occurring in or about the Premises or Common Area. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) aggregate; and

            (c) Other. Such other insurance as Landlord deems necessary and prudent.

        8.2 Insurance by Tenant. Tenant shall, during the Lease Term, at Tenant's sole cost and expense, procure and keep in force the following insurance:

            (a) Personal Property Insurance. "All risk" property insurance, including, without limitation, coverage for boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and demolition, increased cost of construction and contingent liability from changes in building laws on all leasehold improvements installed in the Premises by Tenant at its expense (if any), and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO all risk form, when such form is supplemented with the coverages required above.

            (b) Liability Insurance. Comprehensive general liability insurance for the mutual benefit of Landlord and Tenant, against any and all claims for personal injury, death or property damage occurring in or about the Premises and Common Area, or arising out of Tenant's or Tenant's agents' use of the Common Area, use or occupancy of the Premises or Tenant's operations on the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) aggregate. Such insurance shall contain a cross-liability (severability of interests) clause and an extended ("broad form") liability endorsement, including blanket contractual coverage. The minimum limits specified above are the minimum amounts required by Landlord, and may be revised by Landlord from time to time to meet changed circumstances, including without limitation to reflect (i) changes in the purchasing power of the dollar, (ii) changes indicated by the amount of plaintiffs' verdicts in personal injury actions in the State of California, or (iii) changes consistent with the standards required by other landlords in the county in which the Premises are located. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance (if any) shall be in excess thereto. Such insurance shall specifically insure Tenant's performance of the indemnity, defense and hold harmless agreements contained in Paragraph 8.4, although Tenant's obligations pursuant to Paragraph 8.4 shall not be limited to the amount of any insurance required of or carried by Tenant under this Paragraph 8.2(b). Tenant shall be responsible for insuring that the amount of insurance maintained by Tenant is sufficient for Tenant's purposes.

            (c) Other. Such other insurance as required by law, including, without limitation, workers' compensation insurance.

            (d) Form of the Policies. The policies required to be maintained by Tenant pursuant to Paragraphs 8.2(a), (b), and (c) above shall be with companies, on forms, with deductible amounts (if any), and loss payable clauses reasonably satisfactory to Landlord, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises and/or the real property comprising the Common Area as additional insureds, and shall provide that such parties may, although additional insureds recover for any loss suffered by Tenant's negligence. Certified copies of policies or certificates of insurance shall be delivered to Landlord prior to the Commencement Date; a new policy or certificate shall be delivered to Landlord at least ten (10) business days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Tenant as required by this Lease. Tenant shall obtain a written obligation on the part of Tenant's insurer(s) to notify Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises and/or the real property comprising the Common Area in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or modification of any policy. Tenant's policies shall provide coverage on an occurrence basis and not on a claims made basis. In no event shall the limits of any policies maintained by Tenant be considered as limiting the liability of Tenant under this Lease.

        8.3 Failure by Tenant to Obtain Insurance. If Tenant does not take out the insurance required pursuant to Paragraph 8.2 or keep the same in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including reasonable attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

        8.4 Indemnification. Tenant shall indemnify, hold harmless, and defend Landlord with competent counsel reasonably satisfactory to Landlord (except for Landlord's negligence or willful misconduct, or that of its agents, employees, contractors or invitees) against all claims, losses, damages, expenses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises or Common Area, if caused or contributed to by Tenant or Tenant's agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant's indemnification, defense and hold harmless obligations under this Lease shall include and apply to reasonable attorneys' fees, investigation costs, and other costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims, losses, damages, liabilities or expenses arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. The provisions of this Paragraph 8.4 shall survive Lease Termination with respect to any damage, injury, death, breach or default occurring prior to such termination. Except as set forth in this Paragraph 8.4, this Lease is made on the express condition that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, occupational safety or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or Tenant's agents.

        8.5 Claims by Tenant. Except as expressly provided in Paragraph 8.4, Landlord shall not be liable to Tenant, and Tenant waives all claims against Landlord, for injury or death to any person, damage to any property, or loss of use of any property in the Premises or Common Area by and from all causes, including without limitation, any defect in the Premises or Common Area and/or any damage or injury resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or Common Area or from other sources. Neither Landlord nor Tenant shall be liable for any damages arising from any act or negligence of any other user of the Common Area. Tenant or Tenant's agents shall immediately notify Landlord in writing of any known defect in the Premises or Common Area. The provisions of this Paragraph 8.5 shall not apply to any damage or injury caused by Landlord's willful misconduct or negligence, or that of its agents, employees, contractors or invitees.

        8.6 Mutual Waiver of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises or the Common Area, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Premises or the Common Area, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties pursuant to this Paragraph 8 and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss, to the extent such insurance is not prejudiced thereby, and to the extent insured against.

     9. Utilities. Tenant shall pay during the Lease Term and prior to delinquency all charges for water, gas, light, heat, power, electricity, telephone or other communication service, janitorial service, trash pick-up, sewer and all other services supplied to Tenant or consumed by Tenant on the Premises (collectively the "Services") and all taxes, levies, fees or surcharges therefor. Tenant shall arrange for Services to be supplied to the Premises and shall contract for all of the Services in Tenant's name prior to the Commencement Date. The Commencement Date shall not be delayed by reason of any failure by Tenant to so contract for Services. In the event that any of the Services cannot be separately billed or metered to the Premises, or if any of the Services are not separately metered as of the Commencement Date, the cost of such Services shall be an Operating Expense and Tenant shall pay such cost to Landlord, as Additional Rent, as provided in Paragraph 12 below, except that Tenant's proportionate share of such Services shall be the percentage obtained by dividing the gross leasable square footage contained in the Premises by the total gross leasable square footage located in all buildings utilizing such Services. The lack or shortage of any Services due to any cause whatsoever (except for a lack or shortage proximately caused by the negligent acts or willful misconduct Landlord or that of its agents, employees, contractors or invitees) shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rentals due hereunder, all without diminution, credit or deduction.

     10. Repairs and Maintenance.

         10.1 Landlord's Responsibilities. Subject to the provisions of Paragraph 15 below, Landlord shall maintain in reasonably good order and repair the structural roof, roof membrane, structural and exterior walls (including painting thereof) and foundations of the Premises. In addition, Landlord shall maintain the service contract (covering periodic inspection and servicing) for the heating and air conditioning systems of the Premises. Tenant shall give prompt written notice to Landlord of any known maintenance work required to be made by Landlord pursuant to this Paragraph 10.1. The costs of (i) repairs and maintenance of the roof membrane, (ii) periodic inspection and regular servicing of the heating and air conditioning systems of the Premises, and (iii) painting the exterior of the Premises which are the obligation of Landlord hereunder shall be an Operating Expense and Tenant shall pay such costs to Landlord as Additional Rent, as provided in Paragraph 12 below. The costs of maintenance, repair, and replacement of the structural parts of the Premises (including foundations, floor slab, load bearing walls and roof structure) which are the obligation of Landlord hereunder shall be at the cost and expense of Landlord and shall not be an Operating Expense, except for any repairs required because of the wrongful act of Tenant or Tenant's agents, which repairs shall be made at the expense of Tenant and as Additional Rent.

         10.2 Tenant's Responsibilities. Except as expressly provided in Paragraph 10.1 above, and subject to the provisions of Paragraph 2.3 above, Tenant shall, at its sole cost, maintain the entire Premises and every part thereof, including without limitation, windows, skylights, window frames, plate glass, freight docks, doors and related hardware, interior walls and partitions, and the electrical, plumbing, lighting, heating and air conditioning systems in good order, condition and repair. Tenant's obligations with respect to the heating and air conditioning systems of the Premises shall include the replacement of components thereof. If Tenant fails to make repairs or perform maintenance work required of Tenant hereunder within fourteen (14) days after written notice from Landlord specifying the need for such repairs or maintenance work, Landlord or Landlord's agents may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work. If Landlord makes such repairs and/or performs such maintenance work, Tenant shall reimburse Landlord upon demand and as Additional Rent, for the cost of such repairs and/or maintenance work. Landlord shall use reasonable efforts to avoid causing any inconvenience to Tenant or interference with the use of the Premises by Tenant or Tenant's agents during the performance of any such repairs or maintenance. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant or Tenant's agents as a result of Landlord performing any such repairs or maintenance (except for the negligent acts or willful misconduct Landlord or that of its agents, employees, contractors or invitees). Tenant shall reimburse Landlord, on demand and as Additional Rent, for the cost of damage to the Premises and/or Common Area caused by Tenant or Tenant's agents. Tenant expressly waives the benefits of any statute now or hereafter in effect (including without limitation the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord's expense (or to deduct the cost of such repairs from Rentals due hereunder) or to terminate this Lease because of Landlord's failure to keep the Premises in good and sanitary order.

     11. Common Area.

         11.1 In General. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's agents shall have the nonexclusive right to use during the Lease Term the access roads, sidewalks, landscaped areas and other facilities on the Common Area. This right to use the Common Area shall terminate upon Lease Termination. Neither Tenant nor Tenant's agents shall at any time park or permit the parking of their vehicles in any portion of the Common Area not designated by Landlord as a parking area.

     Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of all or any portion of the Common Area and to amend such rules and regulations from time to time, with or without advance notice, as Landlord may deem appropriate. Any amendments to the rules and regulations shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such rules and regulations to Tenant. Tenant and Tenant's agents shall observe such rules and regulations and any failure by Tenant or Tenant's agents to observe and comply with the rules and regulations shall be a Default by Tenant. Landlord shall not be responsible for the nonperformance of the rules and regulations by any tenants or occupants of the buildings or improvements which now exist or may hereafter be constructed upon the Common Area or upon the real property owned by Landlord adjacent to the Common Area or by any other user authorized by Landlord.

     Provided that Tenant's use, occupancy and enjoyment of the Premises or access to the Premises is not unreasonably interfered with, Landlord shall have the right to close, at reasonable times, all or any portion of the Common Area for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of rights of any person or public therein.

         11.2 Maintenance by Landlord. Landlord shall maintain the Common Area in good repair and condition and shall manage the Common Area to reasonable and customary standards. The expenditures for such maintenance shall be at the reasonable discretion of Landlord. The cost of such maintenance shall be an "Operating Expense", and Tenant shall pay such costs to Landlord, as Additional Rent, as provided in Paragraph 12 below. Alternatively, Landlord may elect at any time, at its option, to require Tenant to operate, manage and maintain all or any portion of the Common Area. If Landlord so elects, Tenant shall operate, manage and maintain that portion of the Common Area designated by Landlord at Tenant's sole cost and expense.

     12. Operating Expenses.

         12.1 Definition. "Operating Expense" or "Operating Expenses" as used in this Lease shall mean and include all items identified in other paragraphs of this Lease as an Operating Expense and the total cost paid or incurred by Landlord for the operation, maintenance, repair, and management of the Premises and Common Area, which costs shall include, without limitation: the cost of Services and utilities supplied to the Premises and Common Area (to the extent the same are not separately charged or metered to Tenant); water; sewage; trash removal; fuel; electricity; heat; lighting systems; professional management fee (not to exceed three percent (3%) of the Premises' gross rental income); fire protection systems; storm drainage and sanitary sewer systems; periodic inspection and regular servicing of the heating and air conditioning systems of the Premises; maintaining, repairing and replacing the roof membrane; property and liability insurance covering the Premises and any other insurance carried by Landlord pursuant to Paragraph 8 above; window cleaning; cleaning, sweeping, striping, resurfacing of parking and driveway areas; cleaning the Common Area following storms or other severe weather; cleaning and repairing of sidewalks, curbs, stairways; costs related to irrigation systems; the cost of complying with Laws, including, without limitation, maintenance, alterations and repairs required in connection therewith (subject to the provisions of Paragraph 12.3 hereof); costs related to landscape maintenance; and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses. If the Common Area is used by more than one (1) building at any time during the Lease Term, then the term "Operating Expenses" shall mean and include all of the Operating Expenses allocable to the Premises and a proportionate share (based on the square footage of gross leasable area in the Premises as a percentage of the total of square footage of gross leasable area of the buildings utilizing the Common Area at the time in question) of all Operating Expenses which are related to such buildings in general and are not allocated to any one building utilizing the Common Area. Operating Expenses shall also include an accounting fee to Landlord in an amount equal to five percent (5%) of the total Operating Expenses. The cost of (i) capital repair items (i.e., items which Landlord is required to capitalize and not expense in the current year for federal income tax purposes), (ii) replacement of the roof membrane, (iii) resurfacing the parking lot, and (iv) repainting the exterior of the Premises, shall be amortized at ten percent (10%) over the useful life of the repair or item, and be paid monthly by Tenant from the date of installation or repair through Lease Termination.

     The specific examples of Operating Expenses stated in this Paragraph 12.1 are in no way intended to and shall not limit the costs comprising Operating Expenses, nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its reasonable discretion, may elect. All reasonable costs incurred by Landlord in good faith for the operation, maintenance, repair and management of the Premises and Common Area shall be deemed conclusively binding on Tenant.

     Notwithstanding anything to the contrary contained in this Lease, within thirty (30) days after receipt by Tenant of Landlord's statement of Operating Expenses prepared pursuant to Paragraph 12.2 hereof for any prior annual period during the Lease Term, Tenant or its authorized representative shall have the right to inspect the books of Landlord during the business hours of Landlord at Landlord's office or, at Landlord's option, such other location as Landlord reasonably may specify, for the purpose of verifying the information contained in the statement. Unless Tenant asserts specific errors within thirty (30) days after receipt of the statement, the statement shall be deemed correct as between Landlord and Tenant, except as to individual components subsequently determined to be in error by future audit.

         12.2 Payment of Operating Expenses by Tenant. Prior to the Commencement Date, and annually thereafter, Landlord shall deliver to Tenant an estimate of Operating Expenses for the succeeding year. Tenant's payment of Operating Expenses shall be based upon Landlord's estimate of Operating Expenses and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing on the date specified in Paragraph 1.6 and continuing throughout the Lease Term. Tenant shall pay the Operating Expenses to Landlord as Additional Rent and without deduction or offset.

     Landlord shall revise its estimate of Operating Expenses on an annual basis, and Landlord may adjust the amount of Tenant's monthly installment in the event of a material change in Operating Expenses during any year. Landlord shall furnish Tenant an annual statement (and a statement within one hundred eighty
(180) days after Lease Termination) showing the actual Operating Expenses for the period to which Landlord's estimate pertains and shall concurrently either bill Tenant for the balance due (payable upon demand by Landlord) or credit Tenant's account for the excess previously paid.

     Alternatively, Operating Expenses actually incurred or paid by Landlord but not theretofore billed to Tenant, as invoiced by Landlord, shall be payable by Tenant within ten (10) days after receipt of Landlord's invoice, but not more often than once each calendar month.

         12.3 Exclusions From Common Area Charges. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant have any obligation to perform, to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, commissions, charges, disbursements, attorneys' fees, experts' fees, costs and expenses (collectively, "Costs").

              (a) Losses Caused by Others and Construction Defects. Costs occasioned by the act, omission or violation of Law by Landlord, or Landlord's agents, employees or contractors, or Costs to correct any construction defect in the Premises (other than alterations constructed by Tenant), or costs arising out of the failure to construct the Premises, tenant improvements installed by Landlord pursuant to Paragraph 2.2, or Common Areas in accordance with Laws and private restrictions applicable at the time of construction thereof.

              (b) Condemnation Costs. Costs occasioned by the exercise of the power of eminent domain.

              (c) Reimbursable Expenses. Costs for which Landlord has a right of reimbursement from others, or Costs which Tenant pays directly to a third person.

              (d) Reserves. Depreciation, amortization or other expense reserves.

              (e) Mortgages. Interest, charges and fees incurred on debt, payments or mortgages and rent under ground leases.

              (f) Hazardous Materials. Costs incurred to investigate the presence of any Hazardous Material, Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Premises or Common Area or to remediate any Hazardous Material contamination, and any judgments or other Costs incurred in connection with any Hazardous Material exposure or release, except to the extent such Costs are incurred by Landlord in accordance with Paragraph 6.4 or incurred by Landlord or caused by reason of the storage, use or disposal of the Hazardous Material in question by Tenant, its agents, employees, contractors or invitees.

              (g) Management. Any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Premises in excess of the management fee and accounting fee specified in Paragraph 12.1.

              (h) Capital Improvements Required by Law. Costs for structural alterations required by Law that do not relate solely to Tenant's particular use or occupancy of the Premises, and Costs of retrofitting any part of the Common Area in order to comply with the ADA (other than as may be required in connection with the improvements installed by Landlord pursuant to Paragraph 2.2.).

     13. Alterations and Improvements.

         13.1 In General. Tenant shall not make, or permit to be made, any alterations, removals, changes, enlargements, improvements or additions (collectively "Alterations") in, on, about or to the Premises, or any part thereof, including Alterations required pursuant to Paragraph 6.2, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) and without acquiring and complying with the conditions of all permits required for such Alterations by any governmental authority having jurisdiction thereof. The term "Alterations" as used in this Paragraph 13 shall also include all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, and partitioning in the Premises made by Tenant, regardless of how affixed to the Premises. As a condition to the giving of its consent, Landlord may impose such reasonable requirements as Landlord reasonably may deem necessary, including without limitation, the manner in which the work is done; a right of approval of the contractor by whom the work is to be performed; the requirement that Tenant post a completion bond in an amount and form reasonably satisfactory to Landlord; and the requirement that Tenant reimburse Landlord, as Additional Rent, for Landlord's actual costs for outside consultants incurred in reviewing any proposed Alteration, whether or not Landlord's consent is granted. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, in accordance with the plans and specifications approved by Landlord. Tenant shall give written notice to Landlord five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and prior to the commencement of any work of improvement on the Premises. Any Alterations to the Premises made by Tenant shall be made in accordance with applicable Laws and in a first-class workmanlike manner. In making any such Alterations, Tenant shall, at Tenant's sole cost and expense, file for and secure and comply with any and all permits or approvals required by any governmental departments or authorities having jurisdiction thereof and any utility company having an interest therein. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the structural integrity of the Premises.

         13.2 Removal Upon Lease Termination. At the time Tenant requests Landlord's consent, Tenant shall request a decision from Landlord in writing as to whether Landlord will require Tenant, at Tenant's expense, to remove any such Alterations and restore the Premises to their prior condition at Lease Termination. In the event Tenant fails to earlier obtain Landlord's written decision as to whether Tenant will be required to remove any Alteration, then no less than ninety (90) nor more than one hundred twenty (120) days prior to the expiration of the Lease Term, Tenant by written notice to Landlord shall request Landlord to inform Tenant whether or not Landlord desires to have any of such Alterations by Tenant removed at Lease Termination. Following receipt of such notice, Landlord may elect to have all or a portion of such Alterations removed from the Premises at Lease Termination, and Tenant shall, at its sole cost and expense, remove at Lease Termination such Alterations designated by Landlord for removal and repair all damage to the Premises and Common Area arising from such removal. In the event Tenant fails to so request Landlord's decision or fails to remove any such Alterations designated by Landlord for removal, Landlord may remove any Alterations made to the Premises by Tenant and repair all damage to the Premises and Common Area arising from such removal, and may recover from Tenant all reasonable costs and expenses incurred thereby. Tenant's obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove (or, upon Tenant's failure to obtain Landlord's decision, Landlord removes) any such Alterations, all such Alterations, except for moveable furniture, personal property and equipment, and trade fixtures of Tenant not affixed to the Premises, shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination.

         13.3 Landlord's Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises or Common Area by Landlord shall be a part of the realty and belong to Landlord.

     14. Default and Remedies.

         14.1 Events of Default. The term "Default by Tenant" as used in this Lease shall mean the occurrence of any of the following events:

              (a) Tenant's failure to pay when due any Rentals;

              (b) Commencement and continuation for at least sixty (60) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor's relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors;

              (c) Voluntary or involuntary appointment of a receiver, trustee, keeper, or other person who takes possession for more than sixty (60) days of substantially all of Tenant's assets or of any asset used in Tenant's business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

              (d) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors;

              (e) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant, if Tenant is a corporation or a partnership;

              (f) Levy of a writ of attachment or execution on Tenant's interest under this Lease, if such writ continues for a period of thirty (30) days;

              (g) Transfer or attempted Transfer of this Lease or the Premises by Tenant contrary to the provisions of Paragraph 24 below; or

              (h) Breach by Tenant of any term, covenant, condition, warranty, or other provision contained in this Lease or of any other obligation owing or due to Landlord.

         14.2 Remedies. Upon any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

              14.2.1 Termination. Upon any Default by Tenant, Landlord shall have the right (but not the obligation) to give written notice to Tenant of such default and terminate this Lease and Tenant's right to possession of the Premises if (i) such default is in the payment of Rentals and is not cured within seven (7) days after any such notice, or, (ii) with respect to the defaults referred to in subparagraphs 14.1(d), (e), (g) and (h), such default is not cured within thirty (30) days after any such notice (or if a default under subparagraph 14.1(h) cannot be reasonably cured within thirty (30) days, if Tenant does not commence to cure the default within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion), or,
(iii) with respect to the defaults specified in subparagraphs 14.1(b), (c) and
(f), such default is not cured within the respective time periods specified in those subparagraphs. The parties agree that any notice given by Landlord to Tenant pursuant to this Paragraph 14.2.1 shall be sufficient notice for purposes of California Code of Civil Procedure Section 1161 and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Upon termination of this Lease and Tenant's right to possession of the Premises, Landlord shall have the right to recover from
Tenant:

                     (a) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

                     (b) The worth at the time of award of the amount by which the Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                     (c) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;

                     (d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result, including without limitation the following:

                         (i) Expenses in retaking possession of the Premises;

                         (ii) Expenses for cleaning, repairing or restoring the
Premises;

                         (iii) Any unamortized real estate brokerage commission
paid in connection with this Lease;

                         (iv) Expenses for removing, transporting, and storing
any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

                         (v) Expenses of reletting the Premises, including
without limitation, brokerage commissions and reasonable attorneys' fees;

                         (vi) Reasonable attorneys' fees and court costs; and

                         (vii) Costs of carrying the Premises such as repairs,
maintenance, taxes and insurance premiums, utilities and security precautions (if any).

                     (e) The "worth at the time of award" of the amounts referred to in subparagraphs (a) and (b) of this Paragraph 14.2.1 is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the Default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

              14.2.2 Continuance of Lease. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Paragraph 14.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord's rights or remedies, including the rights and remedies specified in Paragraph 14.2.1 above.

     15. Damage or Destruction.

         15.1 Definition of Terms. For the purposes of this Lease, the term: (a) "Insured Casualty" means damage to or destruction of the Premises from a cause actually insured against, or required by this Lease to be insured against, for which the insurance proceeds paid or made available to Landlord are sufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction; and (b) "Uninsured Casualty" means damage to or destruction of the Premises from a cause not actually insured against, or not required to be insured against, or from a cause actually insured against but for which the insurance proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, or from a cause actually insured against but for which the insurance proceeds are not paid or made available to Landlord within ninety (90) days of the event of damage or destruction.

         15.2 Insured Casualty.

              15.2.1 Rebuilding Required. In the event of an Insured Casualty where the extent of damage or destruction is less than twenty-five percent (25%) of the then full replacement cost of the Premises, Landlord shall rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, provided the damage or destruction was not a result of a negligent or willful act of Tenant, and that there exist no governmental codes or regulations that would interfere with Landlord's ability to so rebuild or restore.

              15.2.2 Landlord's Election. In the event of an Insured Casualty where the extent of damage or destruction is equal to or greater than twenty-five percent (25%) of the then full replacement cost of the Premises, Landlord may, at its option and at its sole discretion, rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, or terminate this Lease. Landlord shall notify Tenant in writing within sixty (60) days after the event of damage or destruction of Landlord's election to either rebuild or restore the Premises or terminate this Lease.

              15.2.3 Continuance of Lease. If Landlord is required to rebuild or restore the Premises pursuant to Paragraph 15.2.1 or if Landlord elects to rebuild or restore the Premises pursuant to Paragraph 15.2.2, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss of business during any period of repair or restoration.

         15.3 Uninsured Casualty.

              15.3.1 Landlord's Election. In the event of an Uninsured Casualty, Landlord may, at its option and at its sole discretion (i) rebuild or restore the Premises as soon as reasonably possible at Landlord's expense (unless the damage or destruction was caused by a negligent or willful act of Tenant, in which event Tenant shall pay all costs of rebuilding or restoring), in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within sixty
(60) days after the event of damage or destruction of Landlord's election to terminate this Lease as of the date of the event of damage or destruction, and if the damage or destruction was caused by a negligent or willful act of Tenant, Tenant shall be liable therefor to Landlord.

              15.3.2 Tenant's Ability to Continue Lease. If Landlord elects to terminate this Lease and the extent of damage or destruction is less than twenty-five percent (25%) of the then full replacement cost of the Premises or the proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, and if there exist no governmental codes or regulations that would interfere with Landlord's ability to so repair or restore, then Tenant may nevertheless cause the Lease to continue in effect by (i) notifying Landlord in writing within ten (10) days after Landlord's notice of termination of Tenant's agreement to pay all costs of rebuilding or restoring not covered by insurance, and (ii) providing Landlord with reasonable security for or assurance of such payment. Tenant shall pay to Landlord in cash no later than thirty (30) days prior to the date of commencement of construction the reasonable estimated cost of rebuilding or restoring. In the event Tenant fails to pay such cost to Landlord by the date specified, Landlord may immediately terminate the Lease and recover from Tenant all reasonable costs incurred by Landlord in preparation for construction. If the actual cost of rebuilding or restoring exceeds the estimated cost of such work, Tenant shall pay the difference to Landlord in cash upon notification by Landlord of the final cost. If the cost of rebuilding or restoring is less than the estimated cost of such work, Tenant shall be entitled to a refund of the difference upon completion of the rebuilding or restoring and determination of final cost.

         15.4 Tenant's Election. Notwithstanding anything to the contrary contained in this Paragraph 15, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord's architect or construction consultants, the restoration of the Premises cannot be substantially completed within one hundred eighty (180) days after the event of damage or destruction. Tenant's election shall be made by written notice to Landlord within ten (10) days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant does not deliver said notice within said ten (10) day period, Tenant may not later terminate this Lease even if substantial completion of the rebuilding or restoration occurs subsequent to said one hundred eighty (180) day period, provided that Landlord is proceeding with diligence to rebuild or restore the Premises. If Tenant delivers said notice within said ten (10) day period, this Lease shall terminate as of the date of the event of damage or destruction.

         15.5 Damage or Destruction Near End of Lease Term. Notwithstanding anything to the contrary contained in this Paragraph 15, in the event the Premises are damaged or destroyed in whole or in part (regardless of the extent of damage) from any cause during the last twelve (12) months of the Lease Term, Landlord or Tenant may, at its option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to the other of its election to do so within thirty (30) days after the event of such damage or destruction. For purposes of this Paragraph 15.5, if Tenant has been granted an option to extend or renew the Lease Term pursuant to another provision of this Lease, then the damage or destruction shall be deemed to have occurred during the last twelve (12) months of the Lease Term if Tenant fails to exercise its option to extend or renew within twenty (20) days after the event of damage or destruction.

         15.6 Termination of Lease. If the Lease is terminated pursuant to this Paragraph 15, the unused balance of the Security Deposit shall be refunded to Tenant. The current Rent shall be proportionately reduced during the period following the event of damage or destruction until the date on which Tenant surrenders the Premises, based upon the extent to which the damage or destruction interferes with Tenant's business conducted in the Premises, as reasonably determined by Landlord and Tenant, to the extent such loss is covered as an insured peril by the insurance carried by Landlord pursuant to Paragraph
8.1. All other Rentals due hereunder shall continue unaffected during such period. The proceeds of insurance carried by Tenant pursuant to Paragraph 8.2 shall be paid to Landlord and Tenant, as their interests appear.

         15.7 Abatement of Rentals. If the Premises are to be rebuilt or restored pursuant to this Paragraph 15, the then current Rentals shall be proportionately reduced during the period of repair or restoration, based upon the extent to which the making of repairs interferes with Tenant's business conducted in the Premises, as reasonably determined by Landlord and Tenant, to the extent such loss is covered as an insured peril by the insurance carried, or required to be carried, by Landlord pursuant to Paragraph 8.1.

         15.8 Liability for Personal Property. Except for the negligent acts or willful misconduct Landlord or that of its agents, employees, contractors or invitees, in no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any Alterations to the Premises made by Tenant, trade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant. If Landlord or Tenant do not elect to terminate this Lease pursuant to this Paragraph 15, Tenant shall be obligated to promptly rebuild or restore the same to the condition existing immediately prior to the damage or destruction in accordance with the provisions of Paragraph 13.1.

         15.9 Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

     16. Condemnation.

         16.1 Definition of Terms. For the purposes of this Lease, the term:
(a) "Taking" means a taking of the Premises or Common Area or damage related to the exercise of the power of eminent domain and includes, without limitation, a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) "Total Taking" means the Taking of the entire Premises or so much of the Premises or Common Area as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, that in no event shall the Taking of less than twenty percent (20%) of the Premises be considered a Total Taking; (c) "Partial Taking" means the Taking of only a portion of the Premises or Common Area which does not constitute a Total Taking; (d) "Date of Taking" means the date upon which the title to the Premises or Common Area or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (e) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

          16.2 Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein.

          16.3 Total Taking. In the event of a Total Taking during the Lease
Term: (a) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid Rent and the unused balance of the Security Deposit; (c) Tenant shall pay Landlord any Rentals due Landlord under the Lease, prorated as of the Date of Taking; (d) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant; and (e) the remainder of the Award shall be paid to and be the property of Landlord. Nothing contained in this Paragraph 16.3 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and leasehold improvements installed by Tenant.

          16.4 Partial Taking. In the event of a Partial Taking during the Lease
Term: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Rent shall be an amount equal to the product obtained by multiplying the then current Rent by the quotient obtained by dividing the fair market value of the Premises immediately after the Taking by the fair market value of the Premises immediately prior to the Taking; (c) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (d) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking. Nothing contained in this Paragraph 16.4 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and leasehold improvements installed by Tenant.

      17. Liens.

          17.1 Premises to Be Free of Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant, Tenant's agents, or any contractor employed by Tenant with respect to the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and keep the Premises and Common Area free from any liens, claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys' fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to Tenant or Tenant's agents or any contractor employed by Tenant with respect to the Premises. Landlord shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises and Common Area, and any other party having an interest therein, from mechanics' and materialmen's liens, including without limitation a notice of non-responsibility. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

          17.2 Notice of Lien; Bond. Should any claims of lien be filed against, or any action be commenced affecting, the Premises, Tenant's interest in the Premises or the Common Area, Tenant shall give Landlord notice of such lien or action within five (5) business days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant as Additional Rent on demand.

     18. Landlord's Right of Access to Premises. Landlord reserves and shall have the right and Tenant and Tenant's agents shall permit Landlord and Landlord's agents to enter the Premises at any reasonable time during normal business hours (except in the event of an emergency) and subject to any security measures of Tenant that are applied to visitors to the Premises on a non-discriminatory basis for the purpose of (i) inspecting the Premises, (ii) performing Landlord's maintenance and repair responsibilities set forth herein,
(iii) posting notices of non-responsibility, (iv) placing upon the Premises at any time "For Sale" signs, (v) placing on the Premises ordinary "For Lease" signs at any time within one hundred eighty (180) days prior to Lease Termination, or at any time Tenant is in uncured default hereunder, or at such other times as agreed to by Landlord and Tenant, (vi) protecting the Premises in the event of an emergency, and (vii) exhibiting the Premises to prospective purchasers or lenders at any reasonable time or to prospective tenants within one hundred eighty (180) days prior to Lease Termination. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord reasonably may deem proper to gain access to the Premises. Any entry to the Premises by Landlord or Landlord's agents in accordance with this Paragraph 18 or any other provision of this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof nor give Tenant the right to abate the Rentals payable under this Lease. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's or Landlord's agents' entry into the Premises as permitted by this Paragraph 18 or any other provision of this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord and Landlord's agents, except in the case of emergency, shall provide Tenant with twenty-four (24) hours' notice prior to entry of the Premises. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary, and Tenant shall have the right to have an employee accompany Landlord at all times that Landlord is present on the Premises.

     19. Landlord's Right to Perform Tenant's Covenants. Except as otherwise expressly provided herein, if Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, Landlord may upon ten (10) days written notice to Tenant, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All reasonable sums so paid by Landlord and all penalties, interest and reasonable costs in connection therewith shall be due and payable by Tenant as Additional Rent upon demand.

     20. Lender Requirements.

         20.1 Subordination. This Lease, at Landlord's option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises and/or the real property comprising the Common Area or Landlord's interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof.

         20.2 Subordination Agreements. Tenant shall execute and deliver without charge therefor, such further instruments evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises and/or real property comprising the Common Area as may be required by Landlord within ten (10) days following Landlord's request therefor; provided that such mortgagee or beneficiary under such mortgage or deed of trust agrees in writing that this Lease shall not be terminated or modified in any material way in the event of any foreclosure if Tenant is not in default under this Lease. Failure of Tenant to execute such instruments evidencing subordination of this Lease shall constitute a Default by Tenant hereunder.

          20.3 Approval by Lenders. Tenant recognizes that the provisions of this Lease may be subject to the approval of any financial institution that may make a loan secured by a new or subsequent deed of trust or mortgage affecting the Premises and/or real property comprising the Common Area. If the financial institution should require, as a condition to such financing, any modifications of this Lease in order to protect its security interest in the Premises, including without limitation, modification of the provisions relating to damage to and/or condemnation of the Premises, Tenant agrees to negotiate in good faith with Landlord and such financial institution to agree on mutually acceptable modifications and execute the appropriate amendments; provided, however, that no modification shall substantially change the size, location or dimension of the Premises, or increase the Rentals payable by Tenant hereunder. If Tenant refuses to execute any such amendment, Landlord may, in Landlord's reasonable discretion, terminate this Lease.

          20.4 Attornment. In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises and/or real property comprising the Common Area, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of the Lease, including, but not limited to, the quiet enjoyment provisions of Paragraph 39.

          20.5 Estoppel Certificates and Financial Statements.

               (a) Delivery by Tenant. Tenant shall, within ten (10) business days following request by Landlord therefor and without charge, execute and deliver to Landlord any and all documents, estoppel certificates, and current financial statements of Tenant reasonably requested by Landlord in connection with the sale or financing of the Premises and/or real property comprising the Common Area, or requested by any lender making a loan affecting the Premises and/or real property comprising the Common Area. Landlord may require that Tenant in any estoppel certificate shall (i) certify that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify that this Lease, as so modified, is in full force and effect) and has not been assigned, (ii) certify the date to which Rentals are paid in advance, if any, (iii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specify such defaults if claimed, (iv) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises and/or real property comprising the Common Area or a purchaser of the Premises and/or real property comprising the Common Area from Landlord, (v) warrant that in the event any beneficiary of any security instrument encumbering the Premises and/or real property comprising the Common Area forecloses on the security instrument or sells the Premises and/or real property comprising the Common Area pursuant to any power of sale contained in such security instrument, such beneficiary shall not be liable for the Security Deposit, unless the Security Deposit actually has been received by the beneficiary from Landlord, (vi) certify the date Tenant entered into occupancy of the Premises and that Tenant is conducting business at the Premises, (vii) certify that all improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (viii) certify such other matters relating to the Lease and/or Premises as may be reasonably requested by a lender making a loan to Landlord or a purchaser of the Premises and/or real property comprising the Common Area from Landlord. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises and/or real property comprising the Common Area. Any financial statements of Tenant shall include an opinion of a certified public accountant (if available) and a balance sheet and profit and loss statement for the most recent fiscal year, or a reasonable substitute for the form of such financial information, all prepared in accordance with generally accepted accounting principles consistently applied.

               (b) Nondelivery by Tenant. Tenant's failure to deliver an estoppel certificate as required pursuant to Paragraph 20.5(a) above shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord and has not been assigned,
(ii) there are now no uncured defaults in Landlord's performance, (iii) no Rentals have been paid in advance except those that are set forth in this Lease,
(iv) no beneficiary of any security instrument encumbering the Premises and/or real property comprising the Common Area shall be liable for the Security Deposit in the event of a foreclosure or sale under such security instrument, unless the Security Deposit actually has been received by the beneficiary from Landlord, (v) the improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (vi) Tenant has entered into occupancy of the Premises on such date as may be represented by Landlord and is open and conducting business at the Premises. Tenant's failure to deliver any financial statements, estoppel certificates or other documents as required pursuant to Paragraph 20.5(a) above shall be a Default by Tenant.

     21. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. It is the desire of Landlord either to enter into a new lease with Tenant for the Premises prior to the expiration of the Lease Term, or to have Tenant vacate the Premises upon expiration of the Lease Term pursuant to Paragraph 35 below. Therefore, any holding over by Tenant after Lease Termination shall not constitute a renewal or extension of the Lease Term, nor give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after Lease Termination with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly Rent for the month preceding Lease Termination in addition to all Additional Rent payable hereunder, and shall otherwise be on the terms and conditions herein specified insofar as applicable. If Tenant remains in possession of the Premises after Lease Termination without Landlord's consent, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from Tenant's failure to surrender the Premises, including without limitation, any claims made by any succeeding tenant based on delay in the availability of the Premises.

     22. Notices. Any notice required or desired to be given under this Lease shall be in writing, and all notices shall be given by personal delivery or mailing. All notices personally given on Tenant may be delivered to any person apparently in charge at the Premises, on any corporate officer or agent of Tenant if Tenant is a corporation, or on any one signatory party if more than one party signs this Lease on behalf of Tenant; any notice so given shall be binding upon all signatory parties as if served upon each such party personally. Any notice given pursuant to this Paragraph 22 shall be deemed to have been given when personally delivered, or if mailed, when three (3) business days have elapsed from the time when such notice was deposited in the United States mail, certified or registered mail and postage prepaid, addressed to the party at the last address given for purposes of notice pursuant to the provisions of this Paragraph 22. At the date of execution of this Lease, the addresses of Landlord and Tenant are set forth in Paragraph 1.11 above.

     23. Attorneys' Fees. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity defense or hold harmless obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys' fees and court costs, including reasonable attorneys' fees and costs for appeal, as may be fixed by the court or jury. Notwithstanding anything to the contrary contained in this Lease, "prevailing party" as used in this paragraph shall include the party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or considerations substantially equal to the relief sought in the action.

     24. Assignment, Subletting and Hypothecation.

         24.1 In General. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant's interest in this Lease or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Tenant or Tenant's employees, except as specifically provided in this Paragraph 24.

         24.2 Voluntary Assignment and Subletting.

              (a) Notice to Landlord. Tenant shall, by written notice, advise Landlord of Tenant's desire on a stated date (which date shall not be less than fifteen (15) days nor more than ninety (90) days after the date of Tenant's notice) to assign this Lease or to sublet all or any part of the Premises for any part of the Lease Term. Said notice shall state that the notice constitutes an offer to terminate the Lease pursuant to Paragraph 24.2(b) if the notice applies to a proposed assignment of the Lease or Tenant's interest herein. Tenant's notice shall state the name, legal composition and address of the proposed assignee or subtenant, and Tenant shall provide the following information to Landlord with said notice: a true and complete copy of the proposed assignment agreement or sublease; a financial statement of the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the assignment or sublease; the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; the payments to be made or other consideration to be given on account of the assignment or sublease; a current financial statement of Tenant; and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed assignment or sublease and the prospective assignee or subtenant. Tenant's notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Paragraph 24.2. Tenant shall immediately notify Landlord of any modification to the proposed terms of such assignment or sublease. Tenant may withdraw its notice at any time prior to or after exercise by Landlord of Landlord's right to terminate as described in Paragraph 24.2(b).

              (b) Offer to Terminate. If Tenant notifies Landlord of its desire to assign this Lease or Tenant's interest herein, Tenant's notice shall constitute an offer to terminate this Lease and Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice, to terminate the Lease. If Landlord elects to terminate, then within ten (10) days after receipt of Landlord's election, Tenant shall have the right to rescind its request to assign, and this Lease shall continue in full force and effect. If Tenant does not rescind its request, this Lease shall terminate on the date stated in the notice given by Tenant pursuant to Paragraph 24.2(a), subject to any obligations which have accrued and are unfulfilled as of such date.

              (c) Landlord's Consent. If Landlord does not exercise its right to terminate pursuant to Paragraph 24.2(b) within fifteen (15) days after receipt of Tenant's notice or if Tenant proposes a sublease, Landlord shall not unreasonably withhold or delay its consent to the proposed assignment or subletting, on the terms and conditions specified in said notice. If Tenant's notice fails to state that it constitutes an offer to terminate the Lease as may be required pursuant to Paragraph 24.2(a), such notice shall be deemed insufficient for the purposes of this Paragraph 24.2, and Landlord may withhold its consent to the proposed assignment in Landlord's absolute discretion. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed assignment or sublease, if Landlord withholds its consent where Tenant is in default at the time of the giving of Tenant's notice or at any time thereafter, or where the net worth of the proposed assignee (according to generally accepted accounting principles) is less than the greater of (i) the net worth of Tenant immediately prior to the assignment (ii) or the net worth of Tenant at the time this Lease is executed, such withholding of consent shall be presumptively reasonable. Fifty percent (50%) of any and all rent paid by an assignee or subtenant in excess of the Rentals to be paid under this Lease (prorated in the event of a sublease of less than the entire Premises), after Tenant's deduction therefrom of all reasonable costs to effect the assignment or subletting, including without limitation, brokerage commissions, attorneys' fees, and the cost of leasehold improvements or alterations installed or redecorating performed by Tenant for the sublessee, shall be paid directly to Landlord, as Additional Rent, at the time and place specified in this Lease. For the purposes of this Paragraph 24, the term "rent" shall include any consideration of any kind received, or to be received, by Tenant from an assignee or subtenant, if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to key money, bonus money, and payments (in excess of the fair market value thereof) for Tenant's assets, fixtures, trade fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant. Any assignment or subletting without Landlord's consent shall be voidable at Landlord's option, and shall constitute a Default by Tenant. Landlord's consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 24 as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease; further, Landlord's consent to an assignment or sublease shall not release Tenant from Tenant's obligations under this Lease, and Tenant shall remain jointly and severally liable with the assignee or subtenant.

              (d) Assumption of Obligations. In the event Landlord consents to any assignment, such consent shall be conditioned upon the assignee expressly assuming and agreeing to be bound by each of Tenant's covenants, agreements and obligations contained in this Lease, pursuant to a written assignment and assumption agreement in a form reasonably approved by Landlord. Landlord's consent to any assignment or sublease shall be evidenced by Landlord's signature on said assignment and assumption agreement or on said sublease or by a separate written consent. In the event Landlord consents to a proposed assignment or sublease, such assignment or sublease shall be valid and the assignee or subtenant shall have the right to take possession of the Premises only if an executed original of the assignment or sublease is delivered to Landlord, and such document contains the same terms and conditions as stated in Tenant's notice to Landlord given pursuant to Paragraph 24.2(a) above, except for any such modifications to which Landlord has consented in writing.

         24.3 Collection of Rent. Tenant hereby irrevocably gives to and confers upon Landlord, as security for Tenant's obligations under this Lease, the right, power and authority to collect all rents from any assignee or subtenant of all or any part of the Premises as permitted by this Paragraph 24, or otherwise, and Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; provided, however, that until the occurrence of any Default by Tenant, subject to applicable cure periods, or except as provided by the provisions of Paragraph 24.2(c) above, Tenant shall have the right to collect such rent. Upon the occurrence of any Default by Tenant, Landlord may at any time without notice in Landlord's own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, toward Tenant's obligations under this Lease. Landlord's collection of such rents shall not constitute an acceptance by Landlord of attornment by such subtenants. In the event of a Default by Tenant, Landlord shall have all rights provided by this Lease and by law, and Landlord may, upon re-entry and taking possession of the Premises, eject all parties in possession or eject some and not others, or eject none, as Landlord shall determine in Landlord's sole discretion.

         24.4 Corporations and Partnerships. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning fifty percent (50%) or more (cumulatively) of the partnership, any assignment(s) of fifty percent (50%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of fifty percent (50%), or any sale (or cumulative sales) of all of the assets of Tenant shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Any such withdrawal or substitution of partners or assignment of any interest in or dissolution of a partnership tenant, and any such sale of stock or assets of a corporate tenant without the prior written consent of Landlord shall be a Default by Tenant hereunder. The foregoing notwithstanding, the sale or transfer of any or all of the capital stock of a corporation, the capital stock of which is now or hereafter becomes publicly traded, shall not be deemed an assignment of this Lease.

     Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord's prior written consent (but with notice to Landlord), may sublet the Premises or assign this Lease to (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant's assets located at the Premises, provided that in either of the latter two instances the successor or purchaser has a net worth not less than the net worth of Tenant at the time that Tenant executes this Lease (each, a "Permitted Assignee"). Notwithstanding that a Transfer is made to a Permitted Assignee, Tenant shall not be released from any of its obligations under this Lease and such Permitted Assignee shall be required to assume all of Tenant's obligations hereunder as a condition to such transfer being permitted without Landlord's prior written consent.

         24.5 Reasonable Provisions. Tenant expressly agrees that the provisions of this Paragraph 24 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under bankruptcy laws, or for any other purpose.

         24.6 Attorneys' Fees. Tenant shall pay, as Additional Rent, Landlord's reasonable attorneys' fees for reviewing, investigating, processing and/or documenting any requested assignment or sublease, whether or not Landlord's consent is granted.

         24.7 Involuntary Transfer. No interest of Tenant in this Lease shall be assignable, involuntarily or by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

              (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under any bankruptcy law is instituted in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

              (b) Levy of a writ of attachment or execution on this Lease;

              (c) Appointment of a receiver with authority to take possession of the Premises in any proceeding or action to which Tenant is a party; or

              (d) Foreclosure of any lien affecting Tenant's interest in the Premises, which lien was not consented to by Landlord pursuant to Paragraph 24.9.

An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. In the event the Lease is not terminated, the provisions of Paragraph 24.2(c) regarding rents paid by an assignee or subtenant shall apply. If a writ of attachment or execution is levied on this Lease, or if any involuntary proceeding in bankruptcy is brought against Tenant or a receiver is appointed, Tenant shall have sixty (60) days in which to cause the attachment or execution to be removed, the involuntary proceeding dismissed, or the receiver removed.

          24.8 Hypothecation. Tenant shall not hypothecate, mortgage or encumber Tenant's interest in this Lease or in the Premises or otherwise use this Lease as a security device in any manner without the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Consent by Landlord to any such hypothecation or creation of a lien or mortgage shall not constitute consent to an assignment or other transfer of this Lease following foreclosure of any permitted lien or mortgage.

         24.9 Binding on Successors. The provisions of this Paragraph 24 expressly apply to all heirs, successors, sublessees, assignees and transferees of Tenant.

     25. Successors. Subject to the provisions of Paragraph 24 above and Paragraph 30.2(a) below, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns.

     26. Landlord Default; Mortgagee Protection. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion. Any money judgment obtained by Tenant based upon Landlord's breach of this Lease shall be satisfied only out of the proceeds of the sale or disposition of Landlord's interest in the Premises (whether by Landlord or by execution of judgment). In the event of any default on the part of Landlord under this Lease, Tenant shall give notice by registered or certified mail to any beneficiary of a deed of trust or any mortgagee of a mortgage affecting the Premises and/or the real property comprising the Common Area whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

     27. Exhibits. All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease.

     28. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants.

     29. Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained (or the acceptance by Landlord of any performance by Tenant after the time the same shall become due) shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof or of any other term, covenant or condition herein contained, unless otherwise expressly agreed to by Landlord in writing. The acceptance by Landlord of any sum less than that which is required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Landlord, in Landlord's reasonable discretion, if Tenant does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in any letter of transmittal. The acceptance by Landlord of any sum tendered by a purported assignee or transferee of Tenant shall not be deemed a consent by Landlord to any assignment or transfer of Tenant's interest herein. No custom or practice which may arise between the parties hereto in the administration of the terms of this Lease shall be construed as a waiver or diminution of Landlord's right to demand performance by Tenant in strict accordance with the terms of this Lease.

     30. General.

         30.1 Captions and Headings. The captions and paragraph headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Lease.

         30.2 Definitions.

              (a) Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer(s) of such interest, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of such transfer, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord and its successors and assigns only during and in respect of their respective periods of ownership of the fee; provided that any funds in the possession of Landlord or the then grantor and as to which Tenant has an interest, less any deductions permitted by law or this Lease, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the provisions of this Paragraph 30.2(a), be binding upon each Landlord and such Landlord's heirs, personal representatives, successors and assigns only during its respective period of ownership. Except as provided in this Paragraph 30.2(a), this Lease shall not be affected by any transfer of Landlord's interest in the Premises, and Tenant shall attorn to any transferee of Landlord provided that all of Landlord's obligations hereunder are assumed in writing by such transferee.

              (b) Agents. For purposes of this Lease and without otherwise affecting the definition of the word "agent" or the meaning of an "agency", the term "agents" shall be deemed to include the agents, employees, officers, directors, servants, invitees, contractors, successors, representatives subcontractors, guests, customers, suppliers, partners, affiliated companies, and any other person or entity related in any way to the respective party, Tenant or Landlord.

              (c) Interpretation of Terms. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.

         30.3 Copies. Any executed copy of this Lease shall be deemed an original for all purposes.

         30.4 Time of Essence. Time is of the essence as to each and every provision in this Lease requiring performance within a specified time.

         30.5 Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. However, if Tenant's obligation to pay the Rentals is determined to be invalid or unenforceable, this Lease at the option of Landlord shall terminate.

         30.6 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

         30.7 Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder. If Tenant is a husband and wife, the obligations hereunder shall extend to their sole and separate property as well as community property.

         30.8 Construction of Lease Provisions. Although printed provisions of this Lease were prepared by Landlord, this Lease shall not be construed either for or against Tenant or Landlord, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

         30.9 Tenant's Financial Statements. Tenant hereby warrants that all financial statements delivered by Tenant to Landlord are true, correct, and complete, and prepared in accordance with generally accepted accounting principles. Tenant acknowledges and agrees that Landlord is relying on such financial statements in accepting this Lease, and that a breach of Tenant's warranty as to such financial statements shall constitute a Default by Tenant. Notwithstanding anything to the contrary contained in this Lease, Landlord shall keep confidential all such financial information received from Tenant, except that Landlord may provide such financial information to Landlord's lenders or prospective lenders with respect to the Premises.

         30.10 Withholding of Landlord's Consent. Notwithstanding any other provision of this Lease, where Tenant is required to obtain the consent (whether written or oral) of Landlord to do any act, or to refrain from the performance of any act, Tenant agrees that if Tenant is in default with respect to any term, condition, covenant or provision of this Lease, then Landlord shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

     31. Signs. Tenant shall not place or permit to be placed any sign or decoration on the Common Area or the exterior of the Premises or that would be visible from the exterior of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant may place "for lease" signs in connection with efforts to assign or sublease the Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided that all such signs shall be removed not later than the one hundred eightieth (180th) day prior to Lease Termination. In no event shall any such sign revolve, rotate, move or create the illusion of revolving, rotating or moving or be internally illuminated and there shall be no exterior spotlighting or other illumination on any such sign. Tenant, upon written notice by Landlord, shall immediately remove any of Tenant's signs or decorations that are visible from the exterior of the Premises or that Tenant has placed or permitted to be placed on the Common Area or the exterior of the Premises without the prior written consent of Landlord, or which remain beyond the one hundred eightieth (180th) day prior to Lease Termination. If Tenant fails to so remove such sign or decoration within five (5) days after Landlord's written notice, Landlord may enter the Premises and remove such sign or decoration and Tenant shall pay Landlord, as Additional Rent upon demand, the cost of such removal. All signs placed on the Premises or Common Area by Tenant shall comply with all recorded documents affecting the Premises, including but not limited to any Declaration of Conditions, Covenants and Restrictions: the sign criteria attached hereto as Exhibit E, if applicable (as the same may be amended from time to time); and applicable statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. At Landlord's option, Tenant shall at Lease Termination remove any sign which it has placed on the Premises or the Common Area, and shall, at its sole cost, repair any damage caused by the installation or removal of such sign.

     32. Landlord as Party Defendant. If, by reason of any act or omission by Tenant or Tenant's agents, Landlord is made a party defendant concerning this Lease, the Premises, or the Common Area, Tenant shall indemnify

Landlord against all liability actually incurred (or threatened against) Landlord as a party defendant, including all damages, costs and reasonable attorneys' fees.

     33. Landlord Not a Trustee. Landlord shall not be deemed to be a trustee of any funds paid to Landlord by Tenant (or held by Landlord for Tenant) pursuant to this Lease, including without limitation the Security Deposit. Landlord shall not be required to keep any such funds separate from Landlord's general funds. Any funds held by Landlord pursuant to this Lease shall not bear interest.

     34. Interest. Any payment due from Tenant to Landlord, except for Rent received by Landlord within thirty (30) days after the same is due, shall bear interest from the date due until paid, at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. In addition, Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in the collection of such amounts.

     35. Surrender of Premises. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall, to the reasonable satisfaction of Landlord, surrender the Premises to Landlord in good condition (reasonable wear and tear, acts of God, casualty, condemnation, Hazardous Materials other than those stored, used or disposed of by Tenant, its agents, employees, contractors or invitees, and alterations concerning which Landlord has not reserved the right to require removal excepted) with all originally painted interior walls washed, or re-painted if marked or damaged, and other interior walls cleaned and repaired or replaced, all carpets cleaned and in good condition, the air conditioning, ventilating and heating equipment inspected, serviced and repaired by a reputable and licensed service firm (unless Landlord has elected to maintain heating and air conditioning systems pursuant to Paragraph 10.1 above), and all floors cleaned and waxed. Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Furthermore, Tenant shall immediately repair all damage to the Premises and Common Area caused by any such removal. If the Premises are not so surrendered at Lease Termination, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

     36. Labor Disputes. In the event Tenant shall in any manner be involved in or be the object of a labor dispute which subjects the Premises or any part of the Project to any picketing, work stoppage or other concerted activity which in the reasonable opinion of Landlord is detrimental to the operation of the Project or its tenants, Landlord shall have the right to require Tenant, at Tenant's own expense and within a reasonable period of time, to use Tenant's best efforts to either resolve such labor dispute or terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation of the Project. To the extent such labor dispute interferes with the performance of Landlord's duties hereunder, Landlord shall be excused from the performance of such duties. Failure by Tenant to use its best efforts to so resolve such dispute or terminate or control such picketing, work stoppage or other concerted activity within a reasonable period of time shall constitute a Default by Tenant hereunder. Nothing contained in this Paragraph 36 shall be construed as placing Landlord in an employer/employee relationship with any of Tenant's employees or with any other employees who may be involved in such labor dispute.

     37. No Partnership or Joint Venture. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.

     38. Entire Agreement. Any agreements, warranties, or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to the Premises,

Common Area or this Lease. This Lease constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.

     39. Submission of Lease. Submission of this instrument for Tenant's examination or execution does not constitute a reservation of space nor an option to lease. This instrument shall not be effective until executed by both Landlord and Tenant. Execution of this Lease by Tenant shall constitute an offer by Tenant to lease the Premises, which offer shall be deemed accepted by Landlord when this Lease is executed by Landlord and delivered to Tenant.

     40. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rentals and performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the terms of this Lease and of any mortgages or deeds of trust affecting the Premises and/or the real property comprising the Common Area, and the rights reserved by Landlord hereunder. Any purchaser upon any foreclosure or exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises to whom Tenant attorns pursuant to Paragraph 20.4 above shall be bound by the terms of this Paragraph 39.

     41. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively. If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation (or on behalf of said partnership in accordance with the partnership agreement of such partnership), and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, and this Lease is not executed by two corporate officers, Tenant shall upon execution of this Lease, deliver to Landlord evidence of the authority of the individual executing this Lease on behalf of Tenant to execute this Lease on behalf of Tenant. In the event Tenant should fail to deliver such evidence to Landlord upon execution of this Lease, Landlord shall not be deemed to have waived its right to require delivery of such evidence, and at any time during the Lease Term Landlord may request Tenant to deliver the same, and Tenant agrees it shall thereafter promptly deliver such evidence to Landlord. If Tenant is a corporation, Tenant warrants that:

         (a) Tenant is a valid and existing corporation;

         (b) Tenant is qualified to do business in California;

         (c) All fees and all franchise and corporate taxes are paid to date, and will be paid when due;

         (d) All required forms and reports will be filed when due; and

         (e) The signers of this Lease are properly authorized to execute this Lease.

     42. Addendum. Paragraphs 43 through 46 are added hereto and made a part of this Lease.

        IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date set forth below.

        LANDLORD:                              TENANT:


        REALTEC PROPERTIES I, L.P.             LASERSCOPE
        A CALIFORNIA LIMITED PARTNERSHIP       A CALIFORNIA CORPORATION


         LANDLORD:                             TENANT:

By   /s/ Thomas Masters                     By  /s/ Van A. Frazier
     -----------------------------------        --------------------------------------

-

Title General Partner                       Title Vice President, Quality & Regulatory
      ----------------------------------          ------------------------------------


Date 7/29/00                                Date     7/25/00
     -----------------------------------         -------------------------------------



By   /s/ Thomas Masters                     By
     -----------------------------------         -------------------------------------

Title General Partner                       Title
     -----------------------------------         -------------------------------------

Date  8/1/00                                Date
     -----------------------------------         -------------------------------------


ADDENDUM to the certain Lease Agreement dated June 20, 2000, by and between REALTEC PROPERTIES I, L.P., as Landlord, and LASERSCOPE, a California Corporation, as Tenant, for the premises commonly known as 3070 Orchard Drive, San Jose, CA 95134


43. Option to Extend Lease Term. In consideration for Tenant not having been in default under this Lease more than twice within any one (1) year period during the Lease Term, Landlord hereby grants to Tenant one (1) option to extend the Lease Term for a period of five (5) years ("Extended Term"), on the following terms and conditions:

    (a) Tenant must give Landlord notice in writing of its exercise of the option to extend the Lease Term no earlier than eight (8) months nor later than six (6) months before the date the Lease Term would end but for said exercise. Time is of the essence.

    (b) Tenant may not extend the Lease Term pursuant to the option granted by this Paragraph 43 if Tenant has been in default in the performance of any of the terms and conditions of the Lease more than twice within any one (1) year period during the Lease Term, or if Tenant shall have assigned or otherwise transferred its interest in this Lease and/or the Premises whether or not Landlord's consent to such assignment or transfer has been given. If Tenant is in default under this Lease on the date that the Extended Term is to commence, then Landlord may elect to terminate this Lease, notwithstanding any notice given by Tenant of an exercise of its option to extend.

    (c) All terms and conditions of this Lease shall apply during the Extended Term, except that the Rent for the Extended Term shall be determined in accordance with Paragraph 44 below.

    (d) Once Tenant delivers notice of its exercise of the option to extend the Lease Term, Tenant may not withdraw such exercise and, subject to the provisions of this Paragraph 43, such notice shall operate to extend the Lease Term. Upon the extension of the Lease Term pursuant to this Paragraph 43, the term "Lease Term" as used in this Lease shall thereafter include the Extended Term and the Lease Termination date shall be the expiration date of the Extended Term.

44. Rent During the Extended Term. If Tenant elects to extend the Lease Term pursuant to Paragraph 43 above, the annual Rent for the Extended Term shall be an amount equal to the fair market value of the Premises (together with any applicable cost of living or other rental adjustments) in relation to market conditions at the time of the extension (including, but not limited to, rental rates for comparable space with comparable tenant improvements and taking into consideration any adjustments to rent based upon direct costs (operating expenses) and taxes, load factors, financing charges, and/or cost of living or other rental adjustments; the relative strength of the tenants; the size of the space; and any other factors which affect market rental values at the time of extension); and provided further, that the annual Rent for the Extended Term shall in no event be lower than the Rent for the last Lease Year of the original term. Tenant acknowledges that Landlord shall not be obligated or requested to pay any leasing commissions during or for the Extended Term. The Rent for the Extended Term shall be determined as follows:

    (a) Mutual Agreement. After timely receipt by Landlord of Tenant's notice of exercise of the option to extend the Lease Term, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the Rent for the Extended Term. If Landlord and Tenant agree on said Rent during that period, they shall immediately execute an amendment to this Lease stating the Rent for the Extended Term. If Landlord and Tenant are unable to agree on the Rent for the Extended Term as aforesaid, Tenant shall have the right to withdraw its election to extend the Lease Term by written notice to Landlord given five (5) days after the expiration of said thirty (30) day period, in which event the Lease shall terminate on the expiration date of the Lease Term.

    (b) Appraisal. If Tenant does not withdraw its election to extend the Lease Term within five (5) days after the expiration of the thirty (30) day period described in Paragraph 44(a) above, each party, at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser, with at least five (5) years full-time

ADDENDUM to the certain Lease Agreement dated June 20, 2000, by and between REALTEC PROPERTIES I, L.P., as Landlord, and LASERSCOPE, a California Corporation, as Tenant, for the premises commonly known as 3070 Orchard Drive, San Jose, CA 95134 commercial appraisal experience in the area in which the Premises are located to appraise and set the fair market rental value of the Premises. If a party does not appoint an appraiser within five (5) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value. The cost of such appraiser shall be borne equally by the parties. If two appraisers are appointed by the parties as provided in this paragraph, the two appraisers shall meet promptly and attempt to set the fair market value rental value. If they are unable to agree within twenty (20) days after the last appraiser has been appointed, then the two appraisers shall attempt to select a third appraiser meeting the qualifications stated in Paragraph 44(b) above within ten (10) working days after the last day the two appraisers are given to set the fair market rental value. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the Superior Court of Santa Clara County for a selection of a third appraiser who meets the qualifications stated above. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, the majority of the appraisers shall set the fair market rental value. If the majority of the appraisers are unable to set the fair market rental value within said twenty (20) day period, the three appraisals shall be added together and the total divided by three; the resulting quotient shall be the fair market rental value and shall be deemed incorporated herein, provided, however, that if any appraisal differs from the median appraisal by amount equal to more than ten percent (10%) of such median appraisal, that appraisal shall be disregarded, and the average of the remaining appraisals (or the remaining appraisal) shall be the fair market rental value. In establishing the fair market rental value, the appraiser or appraisers shall consider the reasonable market rental value for the highest and best use of the Premises (including, but not limited to, rental rates for comparable space with comparable tenant improvements and any adjustments to rent based upon direct costs (operating expenses) and taxes, load factors, financing charges, and/or cost of living or other rental adjustments; the relative strength of the tenants; and of size of the space); without regard to the existence of this Lease but taking into consideration the absolute nature of this Lease.

45. Letter of Credit

    45.1 Letter of Credit Security Deposit. Pursuant to the terms of the Lease, a Security Deposit of One Million Ninety-two Thousand Dollars ($1,092,000) is required from Tenant. In lieu of depositing cash for the full amount of the Security Deposit, Tenant shall have the right to deposit a letter of credit for up to One Million Dollars ($1,000,000) (the "Maximum Letter of Credit Amount"), with the balance of the Security Deposit in the form of cash. Said letter of credit shall be in the form of an irrevocable, unconditional and clean standby letter of credit and otherwise in the form set forth below (the "Letter of Credit"). The term Security Deposit shall mean the cash portion of the Security Deposit and the Letter of Credit.

    45.2 Form of Letter of Credit. The Letter of Credit shall be issued by a national bank acceptable to Landlord in its reasonable discretion, with offices in the San Francisco Bay Area that will accept and pay on any draw on the Letter of Credit. The Letter of Credit shall be issued for a term of at least twelve
(12) months (with a term during the last year of the Lease Term of at least one full month following the expiration of the Lease Term) and shall be in a form and with such content acceptable to Landlord in its sole and absolute discretion. Any Letter of Credit that Tenant delivers to Landlord in replacement of an existing Letter of Credit shall be in an amount equal to the replaced Letter of Credit (prior to any draws) so that the cash and Letter of Credit together equal the amount of the Security Deposit specified in the Lease. Any such replacement Letter of Credit shall be delivered to and received by Landlord no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, not later than thirty(30) days prior to the expiration of the term of the Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit for the full amount thereof and hold the same as Security Deposit: provided, however,

ADDENDUM to the certain Lease Agreement dated June 20, 2000, by and between REALTEC PROPERTIES I, L.P., as Landlord, and LASERSCOPE, a California Corporation, as Tenant, for the premises commonly known as 3070 Orchard Drive, San Jose, CA 95134 that if Tenant provides a replacement Letter of Credit that meets the requirements of this section, Landlord shall promptly return to Tenant in cash that amount of the Letter of Credit that had been drawn upon by Landlord. The Letter of Credit shall expressly permit full and partial draws. If for any reason the Letter of Credit does not permit partial draws, then in any case where Landlord is permitted to draw upon the Security Deposit, Landlord shall have the right to make a full draw on the Letter of Credit, notwithstanding that the full amount may not be required to cure any default by Tenant. If the Letter of Credit allows for partial draws, then in any case where Landlord is permitted to draw upon the Security Deposit Landlord shall only draw down the Letter of Credit for an amount necessary to cure such default. The Letter of Credit shall designate Landlord as beneficiary and shall be transferable by beneficiary to any transferee, successor, and assign (including any lender of Landlord) at no cost or expense to beneficiary. The issuing bank (at its offices in the San Francisco Bay Area) of a sight draft(s), together with a written statement executed by Landlord stating that the amount requested is due Landlord under the Lease. The amount of the draw requested by Landlord shall be payable by the bank without further inquiry or any other documentation or further action required of the bank, Landlord, or Tenant. All costs and expenses to obtain the Letter of Credit and all renewals shall be borne by Tenant.

If the Letter of Credit is drawn upon by Landlord, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to amount required under the Lease and this Addendum. At all times the Security Deposit, whether in the form of cash and/or Letter of Credit, shall be in the amount specified in the Lease. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to use all or any part of the Letter of Credit or cash portion of the Security Deposit, and such use shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant shall not be entitled to any interest on the cash portion of the Security Deposit. The exercise of any rights of Landlord to the Security Deposit shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any default by Tenant.


     45.3 Return or Transfer of Letter of Credit. Within thirty (30) days after the expiration or earlier termination of the Lease and provided Tenant has complied with all of its obligations under the Lease, Landlord shall promptly return the refundable portion of the Security Deposit, including the Letter of Credit, to Tenant. In the event of a transfer of the Premises, Building or Project by Landlord, Landlord or any subsequent transferor shall deliver the refundable portion of the Security Deposit, including both the cash portion and the Letter of Credit, to the successor landlord or transferee.

     46. Amortized Rental Loss. Landlord and Tenant agree that any rental loss incurred by Landlord as a result of Tenant's occupancy under a lease agreement for the premises located at 3052 Orchard Drive, San Jose, California shall be amortized over the remaining length of this lease term at ten percent (10%) per annum interest rate, payable monthly with the Rent pursuant to Paragraph 4 and commencing November 1, 2000. The actual rental loss shall be calculated based upon Tenant's

ADDENDUM to the certain Lease Agreement dated June 20, 2000, by and between REALTEC PROPERTIES I, L.P., as Landlord, and LASERSCOPE, a California Corporation, as Tenant, for the premises commonly known as 3070 Orchard Drive, San Jose, CA 95134 current monthly rent for 3052 Orchard Drive, San Jose at Twenty-four Thousand Six Hundred Forty-five Dollars ($24,645.00) and the projected monthly rent at One Hundred Three Thousand Four Hundred Sixty-six Dollars ($103,466.00). The difference between the rents shall equal Seventy-eight Thousand Eight Hundred Twenty-one Dollars ($78,821.00) per month and the maximum difference, if Tenant vacates as late as October 31, 2000,would be one and one-half times (1.5) Seventy-eight Thousand Eight Hundred Twenty-one Dollars ($78,821.00) or One Hundred Eighteen Thousand Two Hundred Thirty-one Dollars ($118,231.00) ("Maximum Rental Loss"). The actual difference would be prorated based upon the date of Tenant's vacancy. Tenant shall give Landlord thirty (30) days prior written notice of its intent to vacate the premises located at 3052 Orchard Drive, San Jose if it intends to vacate prior to October 31, 2000. Failure by Tenant to so notice Landlord in accordance with the terms and conditions contained herein would obligate Tenant to pay the Maximum Rental Loss. In the event that Landlord relets the premises at 3052 Orchard Drive, San Jose, California and the commencement date of the new lease is delayed by Tenant's failure to vacate as stipulated herein, then Tenant would also be subject to such economic and legal damages as Landlord may sustain as a result of such failure.

                                    EXHIBITS


        A      Site Plan                       Paragraph 1.4 (Premises shown cross-hatched
                                               and Common Area outlined in red pursuant to
                                               Paragraph 2.1)

        B      Floor Plan                      Paragraph 2.1

        C      Improvements                    Paragraph 2.2

        D      Commencement Date Letter        Paragraph 3.1

        E      Sign Criteria                   Paragraph 31

        F      Lease Termination Agreement     Paragraph 35

        G      Hazardous  Materials            Paragraph 6.4



                                       I

                                   EXHIBIT "A"

                                    SITE PLAN

                                   EXHIBIT "B"

                                   FLOOR PLAN

                                   EXHIBIT "C"

                                  IMPROVEMENTS


1. Tenant is accepting Premises in an "AS IS" condition. Landlord is not providing any tenant improvements.

                                   EXHIBIT "D"

                            COMMENCEMENT DATE LETTER


Date


___________________________
___________________________
___________________________
___________________________

Re:


Dear ___________________:

In regard to that certain Lease dated _____________________________, by and between __________________________________, as Landlord, and
_______________________________, a ______________________, as Tenant, this letter shall confirm our understandings and agreements relative to the Lease commencement date.

Notwithstanding anything to the contrary contained in the Lease it is agreed that the Lease commenced on ________________________, and shall terminate on
________________________.

Please acknowledge receipt of this letter and your Agreement and Approval of the foregoing, by signing below and return one copy of this letter to our office.

Very truly yours,

                                   EXHIBIT "E"

                                  SIGN CRITERIA


1. Tenant shall be allowed signage on the property consistent with the other tenants in the project and other signage on the Premises subject to approval of the City of San Jose and the Landlord, which shall not be unreasonably withheld.

                                   EXHIBIT "F"

                           LEASE TERMINATION AGREEMENT

Notwithstanding anything to the contrary contained in this Lease, Tenant understands and agrees to the following Lease Termination conditions.

Tenant agrees to provide written notice to Landlord no less than ninety (90) nor more than one hundred twenty (120) days prior to the expiration of the Lease Term, requesting Landlord to inform Tenant whether or not Landlord desires to have any of such Alterations by Tenant removed at Lease Termination. Following receipt of such notice, Landlord may elect to have all or a portion of such Alterations removed from the Premises at Lease Termination, and Tenant shall, at its sole cost and expense, remove at Lease Termination such Alterations designated by Landlord for removal and repair all damage to the Premises and Common Area arising from such removal. In addition, no less than thirty (30) days prior to the expiration of the Lease Term, Tenant agrees to provide written notice to Landlord to schedule and conduct a walk-through inspection of the Premises to insure that the agreed upon restoration is in process and including all Tenant work required to return the Premises in good condition defined in
Section 35.

In the event Tenant fails to request Landlord's decision, or fails to notify Landlord regarding the walk-through inspection, or fails to remove any such Alternations designated by Landlord for removal at Lease Termination, then Landlord may remove any Alterations made to the Premises by Tenant and repair all damage to the Premises and Common Area arising from such removal, and may recover from Tenant all reasonable costs and expense incurred thereby, including a holding over rate defined in Section 20 of the Lease Agreement for a period not to exceed ninety (90) days. In addition to all other costs and expenses Tenant is obligated to pay, Tenant shall also pay the holding over rate until Landlord's completion of the removal of Alterations and repair of all damage to the Premises and Common Area arising from such removal, which shall be prorated on thirty (30) days per month. Tenant's failure to surrender the Premises to Landlord in good condition on the last day of the Lease Term or upon sooner termination of this Lease, shall also be subject to the holding over rate defined in Section 20.

Tenant's obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove (or, upon Tenant's failure to obtain Landlord's decision, Landlord removes) any such Alterations, then all such Alterations shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination. All other property not removed by Tenant at Lease Termination shall be deemed abandoned by Tenant and shall become the property of Landlord (without any payment therefor).